Exhibit 10.1

EXECUTION VERSION

CUSIP NO. 88738WAL7

REVOLVER CUSIP NO. 88738WAM5

TERM LOAN CUSIP NO. 88738WAN3

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of December 5, 2022

among

THE TIMKEN COMPANY,

as a Borrower,

BANK OF AMERICA, N.A. and KEYBANK NATIONAL ASSOCIATION,

as Co-Administrative Agents,

JPMORGAN CHASE BANK, N.A.

and

PNC BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agent,

KEYBANK NATIONAL ASSOCIATION,

as Paying Agent, L/C Issuer and Swing Line Lender,

and

The Other Lenders Party Hereto

BofA SECURITIES, INC.,

KEYBANC CAPITAL MARKETS INC.,

JPMORGAN CHASE BANK, N.A.

and

PNC CAPITAL MARKETS LLC,

as

Joint Lead Arrangers and Joint Bookrunners

i

6.01	Existence, Qualification and Power; Compliance with Laws	79
6.02	Authorization; No Contravention	79
6.03	Governmental Authorization; Other Consents	79
6.04	Binding Effect	80
6.05	Financial Statements; No Material Adverse Effect	80
6.06	Litigation	80
6.07	No Default	80
6.08	Ownership of Property	81
6.09	Environmental Compliance	81
6.10	Taxes	81
6.11	Pension Plans	81
6.12	Margin Regulations; Investment Company Act	82
6.13	Disclosure	82
6.14	Compliance with Laws	82
6.15	OFAC; Sanctions	82
6.16	Anti-Corruption Laws	83
6.17	Affected Financial Institution	83
6.18	Beneficial Ownership Certification	83

Article VII AFFIRMATIVE COVENANTS		83

7.01	Financial Statements	83
7.02	Certificates; Other Information	84
7.03	Notices	85
7.04	[Reserved]	85
7.05	Preservation of Existence, Etc.	85
7.06	Maintenance of Properties	85
7.07	Maintenance of Insurance	86
7.08	Compliance with Laws	86
7.09	Books and Records	86
7.10	Inspection Rights	86
7.11	Use of Proceeds	86
7.12	Covenant to Guarantee Obligations	87
7.13	[Reserved]	87
7.14	Further Assurances	87
7.15	Anti-Corruption Laws; Sanctions	88

Article VIII NEGATIVE COVENANTS		88

8.01	Liens	88
8.02	Acquisitions and Joint Ventures	89
8.03	Indebtedness	90
8.04	Fundamental Changes	90
8.05	Dispositions	91
8.06	[Reserved]	92
8.07	Change in Nature of Business	92
8.08	Transactions with Affiliates	92
8.09	[Reserved]	92
8.10	Use of Proceeds	92
8.11	Financial Covenants	92
8.12	Sanctions	93
8.13	Anti-Corruption Laws	93

Article IX EVENTS OF DEFAULT AND REMEDIES		93

9.01	Events of Default	93
9.02	Remedies upon Event of Default	95
9.03	Application of Funds	95

Article X AGENTS		97

10.01	Appointment and Authority	97
10.02	Rights as a Lender	97
10.03	Exculpatory Provisions	97
10.04	Reliance by Agents	98
10.05	Delegation of Duties	98
10.06	Removal and Resignation of Agents	98
10.07	Non-Reliance on Agents, Arrangers and Other Lenders	100
10.08	No Other Duties; Etc.	100
10.09	Agents May File Proofs of Claim	100
10.10	Guaranty Matters	101
10.11	Lender ERISA Representation	101
10.12	Recovery of Erroneous Payments	102

Article XI MISCELLANEOUS		102

11.01	Amendments, Etc.	103
11.02	Notices and Other Communications; Facsimile Copies	104
11.03	No Waiver; Cumulative Remedies; Enforcement	106
11.04	Attorney Costs and Expenses	107
11.05	Indemnification by Timken	107
11.06	Payments Set Aside	109
11.07	Successors and Assigns	109
11.08	Confidentiality	114
11.09	Setoff	115
11.10	Interest Rate Limitation	116
11.11	[Reserved]	116
11.12	Integration; Effectiveness	116
11.13	Survival of Representations and Warranties	116
11.14	Severability	116
11.15	Tax Forms	117
11.16	Replacement of Lenders	117
11.17	Judgment	118
11.18	Substitution of Currency	118
11.19	Governing Law; Jurisdiction, Etc.	119
11.20	Waiver of Trial by Jury	120
11.21	No Advisory or Fiduciary Responsibility	120
11.22	PATRIOT Act Notice	121
11.23	Electronic Execution; Electronic Records; Counterparts	121
11.24	Acknowledgement Regarding Any Supported QFCs	122
11.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	123

SCHEDULES

I	Certain Timken Stockholders
II	Existing Letters of Credit
2.01	Commitments and Pro Rata Shares
6.09	Environmental Matters
6.11	Pension Plans
6.13	Projected Financial Information
8.01	Existing Liens
8.08	Transactions with Affiliates
11.02	Paying Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Joinder Agreement
G	Subsidiary Guaranty Agreement
H	Timken Guaranty Agreement
I	Designated Borrower Request and Assumption Agreement
J	Designated Borrower Notice
K	Term Note
L	U.S. Tax Compliance Certificates

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of December 5, 2022, among THE TIMKEN COMPANY, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party hereto pursuant to Section 2.17 (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”) BANK OF AMERICA, N.A. and KEYBANK NATIONAL ASSOCIATION, as Co-Administrative Agents, KEYBANK NATIONAL ASSOCIATION, as Paying Agent, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and KEYBANK NATIONAL ASSOCIATION, as L/C Issuer and Swing Line Lender and further amends and restates that certain Fourth Amended and Restated Credit Agreement dated as of June 25, 2019 among Timken, certain financial institutions party thereto and Bank of America, N.A. and KeyBank National Association, as co-administrative agents (as amended by the First Amendment, dated as of May 27, 2020, the “Existing Credit Agreement”).

PRELIMINARY STATEMENTS:

1.        Timken has requested that the Existing Credit Agreement be amended and restated to make certain modifications thereto.

2.        The Co-Administrative Agents and the Lenders are willing to amend and restate the Existing Credit Agreement, upon and subject to the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Co-Administrative Agents, be in the form of an amendment and restatement of this Agreement) providing for any Extended Commitments pursuant to Section 2.18, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Co-Administrative Agents, the L/C Issuer, and/or the Swing Line Lender (to the extent Section 2.18 would require the consent of the L/C Issuer and/or the Swing Line Lender, respectively, for the amendments effected in such Additional Credit Extension Amendment), the applicable Loan Parties and the other parties specified in Section 2.18 (but not any other Lender).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Paying Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agents” means, collectively, the Co-Administrative Agents and the Paying Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Lenders.

“Agreed Currency” means Dollars or any Committed Currency, as applicable.

“Agreement” has the meaning specified in the preamble hereto.

“Applicable Authority” means (a) with respect to Term SOFR, CME or any Governmental Authority having jurisdiction over the Paying Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Committed Currency, the applicable administrator for the Relevant Rate for such Committed Currency or any Governmental Authority having jurisdiction over the Paying Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s	Facility Fee	Applicable Rate for Term SOFR Loans, Committed Currency Daily Rate Loans and Committed Currency Term Rate Loans		Letter of Credit Fee	Applicable Rate for Base Rate Loans
			Revolving Credit Loans	Term Loans		Revolving Credit Loans	Term Loans
1	A- /A3 or better	0.080%	0.795%	0.875%	0.795%	0.000%	0.000%
2	BBB+/Baa1	0.100%	0.900%	1.000%	0.900%	0.000%	0.000%
3	BBB/Baa2	0.125%	1.000%	1.125%	1.000%	0.000%	0.125%
4	BBB-/Baa3	0.150%	1.100%	1.250%	1.100%	0.100%	0.250%
5	BB+/Ba1 or worse	0.200%	1.425%	1.625%	1.425%	0.425%	0.625%

For purposes hereof, “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of Timken’s non-credit-enhanced, senior unsecured long-term debt; provided that (i) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (ii) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (iii) if Timken has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (iv) if Timken does not have any Debt Rating, Pricing Level 5 shall apply.

As of the Closing Date, the Applicable Rate shall be determined based upon Pricing Level 3 in the pricing grid set forth above. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of either an upgrade or a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change (and Timken shall promptly provide notice to the Paying Agent of any such publicly announced change in the Debt Rating).

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, the Revolving Credit Lenders, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued, or have been deemed to have been issued, pursuant to Section 2.03(a), the Revolving Credit Lenders, (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders and (d) with respect to the Term Facility, the Term Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, BofA Securities, KeyBanc Capital Markets Inc., JPMorgan Chase Bank, N.A. and PNC Capital Markets LLC, each in its capacity as a joint lead arranger.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Co-Administrative Agents and Timken.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any one law firm or other external counsel and, if reasonably necessary, a single external local counsel in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Timken and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Timken and its Subsidiaries, including the notes thereto.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Fee Letter” means the letter agreement, dated November 1, 2022, among Timken, Bank of America and BofA Securities.

“Base Rate” means a rate of interest per annum equal to the greatest of (a) the Prime Rate, (b) one-half of one percent (0.50%) in excess of the Federal Funds Rate and (c) Term SOFR plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Benchmark” means, initially, the applicable Relevant Rate; provided that if a Benchmark Transition Event has occurred with respect to the applicable Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, (x) in the case of Dollars, the first alternative set forth in the order below that can be determined by the Paying Agent for the applicable Benchmark Replacement Date:

(a)        the sum of (i) Daily Simple SOFR and (ii) the SOFR Adjustment; or

(b)      the sum of: (i) the alternate benchmark rate that has been selected by the Paying Agent and Timken giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Applicable Authority or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

and (y) in the case of a Committed Currency, the sum of: (a) the alternate benchmark rate that has been selected by the Paying Agent and Timken as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Applicable Authority or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Committed Currency at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (x) or (y) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Paying Agent and Timken giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Applicable Authority or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Date” means a date and time determined by the Paying Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Agreed Currency:

(a)        in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)        in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark for any Agreed Currency:

(a)        a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark for any Committed Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Agreed Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BofA Securities” means BofA Securities, Inc. and its successors.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a Revolving Credit Borrowing, a Term Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Minimum” means, in respect of Term Loans and Revolving Credit Loans denominated in Dollars, $5,000,000 (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding), and in respect of any Revolving Credit Loans denominated in any Committed Currency, the Equivalent of $5,000,000.

“Borrowing Multiple” means, in respect of Term Loans and Revolving Credit Loans denominated in Dollars, $1,000,000 (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding), and in respect of Revolving Credit Loans denominated in any Committed Currency, the Equivalent of $1,000,000.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Paying Agent’s Office is located; provided, that:

(a)        if such day relates to any interest rate settings as to a Committed Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Committed Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Committed Currency Loan, means a Business Day that is also a TARGET Day;

(b)        if such day relates to any interest rate settings as to a Committed Currency Loan denominated in (i) pounds sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (ii) Japanese yen, means a day other than when banks are closed for general business in Japan;

(c)        if such day relates to any interest rate settings as to a Committed Currency Loan denominated in a currency other than, Euro, pounds sterling or Japanese yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(d)        if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of a Committed Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Committed Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Cash Collateralize” means to pledge and deposit with or deliver to the Paying Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms and from issuers satisfactory to the Agents and the L/C Issuer and/or (c) if the Agents and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Agents and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Timken or any of its Subsidiaries free and clear of all Liens (other than Liens permitted hereunder):

(a)        readily marketable obligations issued or directly and fully Guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)        readily marketable obligations issued by the District of Columbia, any state of the United States or any political subdivision thereof (i) having maturities of not more than 12 months from the date of acquisition thereof, and having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(c)        time deposits or repurchase agreements with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $250,000,000, in each case with maturities of not more than 12 months from the date of acquisition thereof;

(d)        commercial paper or master notes issued by any Person organized under the laws of any state of the United States and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 6 months from the date of acquisition thereof;

(e)        obligations issued by any Person organized under the laws of any state of the United States (i) having maturities of not more than 12 months from the date of acquisition thereof and (ii) rated at least A by S&P and at least A2 by Moody’s;

(f)        instruments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(g)        Investments, classified in accordance with GAAP as Current Assets of Timken or any of its Subsidiaries, in money market investment programs registered under the Investment

Company Act of 1940 which are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c), (d),(e) and (f) of this definition;

(h)        with respect to Foreign Subsidiaries, (i) the approximate foreign equivalent of any of clauses (a) through (g) above and (ii) other short-term investments utilized by Foreign Subsidiaries and in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (g); and

(i)        Investments in investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (h) above.

“CDOR” has the meaning specified in the definition of “Committed Currency Term Rate”.

“CDOR Rate” has the meaning specified in the definition of “Committed Currency Term Rate”.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Timken or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than those Persons listed on Schedule I and the heirs, administrators or executors of any such Persons and any trust established by or for the benefit of such Persons, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of Timken entitled to vote for members of the board of directors or equivalent governing body of Timken on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)        during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Timken cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means December 5, 2022.

“CME” means CME Group Benchmark Administration Limited.

“Co-Administrative Agent” means each of Bank of America (or any of its designated branch offices or affiliates) and KeyBank in its capacity as a co-administrative agent under any of the Loan Documents, or any successor co-administrative agent.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Currencies” means Canadian dollars, pounds sterling, Japanese yen, Euros and other freely transferable currencies satisfactory to the Paying Agent and the Revolving Credit Lenders in their sole discretion; provided, that, for each Committed Currency, such requested currency is an Eligible Currency.

“Committed Currency Daily Rate” means, for any day, with respect to any Credit Extension:

(a)        denominated in pounds sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof for the day that is five (5) Business Days prior to such day plus the SONIA Adjustment; and

(b)        denominated in any other Committed Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Committed Currency at the time such Committed Currency is approved by the Paying Agent and the relevant Revolving Credit Lenders plus the adjustment (if any) determined by the Paying Agent and the Revolving Credit Lenders;

provided, that, if any Committed Currency Daily Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in a Committed Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Committed Currency Daily Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Committed Currency Daily Rate.” All Committed Currency Daily Rate Loans must be denominated in a Committed Currency.

“Committed Currency Loan” means a Committed Currency Daily Rate Loan or a Committed Currency Term Rate Loan, as applicable.

“Committed Currency Sublimit” means at any time an amount equal to the Aggregate Revolving Credit Commitments. The Committed Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Committed Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

(a)        denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Paying Agent from time to time) on the day that is two (2) TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)        denominated in Canadian dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Paying Agent from time to time) (in such case, the “CDOR Rate”) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period;

(c)        denominated in Japanese yen, the rate per annum equal to TIBOR determined pursuant to the definition thereof; and

(d)        denominated in any other Committed Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Committed Currency at the time such Committed Currency is approved by the Paying Agent and the Revolving Credit Lenders plus the adjustment (if any) determined by the Paying Agent and the Revolving Credit Lenders;

provided, that, if any Committed Currency Term Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Committed Currency Term Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Committed Currency Term Rate.” All Committed Currency Term Rate Loans must be denominated in a Committed Currency.

“Committed L/C Currency Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Revolving Credit Commitments. The Committed L/C Currency Sublimit is part of, and not in addition to, the Letter of Credit Sublimit.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or Committed Currency Term Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Co-Administrative Agents (including any form on an electronic platform or electronic transmission system as shall be approved by the Co-Administrative Agents), appropriately completed and signed by a Responsible Officer of Timken.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute, and any rules, regulations and orders applicable thereto.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Paying Agent decides, in consultation with Timken, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Paying Agent in a manner substantially consistent with market practice (or, if the Paying Agent decides, in consultation with Timken, that adoption of any portion of such market practice is not administratively feasible or if the Paying Agent determines, in consultation with Timken, that no market practice for the administration of any such rate exists, in such other manner of administration as the Paying Agent decides, in consultation with Timken, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any period, for Timken and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes for such period, as determined in accordance with GAAP, (iii) depreciation and amortization expense, as determined in accordance with GAAP, (iv) other non-recurring charges and expenses of Timken and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) any losses realized upon the Disposition of assets outside the ordinary course of business, as determined in accordance with GAAP, (vi) the aggregate amount of non-cash impairment, restructuring, reorganization, implementation, manufacturing rationalization and other special charges for such period, and (vii) non-cash stock-based compensation expense for such period and minus (b) the sum of (i) all non-recurring material non-cash items increasing Consolidated Net Income for such period, (ii) any gains realized upon the Disposition of assets outside the ordinary course of business, as determined in accordance with GAAP, and (iii) payments (net of expenses) received with respect to the United States - Continued Dumping and Subsidy Offset Act of 2000. For purposes of calculating the Consolidated Net Leverage Ratio (but, for the avoidance of doubt, not the Consolidated Interest Coverage Ratio), Consolidated EBITDA shall be calculated on a Pro Forma Basis after giving effect to any Qualified Acquisitions and Qualified Dispositions for any applicable period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Timken and its Subsidiaries on a consolidated basis, the sum of (without duplication) (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (which amount, for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility), (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (which amount, for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility), (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) earn-outs, hold-backs and other deferred payment of consideration in connection with Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of Timken and its Subsidiaries in accordance with GAAP), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) [reserved], (g) without duplication, all Guarantees with respect to outstanding Indebtedness (other than

Indebtedness that is contingent in nature) of the types specified in clauses (a) through (f) above of Persons other than Timken or any Subsidiary, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Timken or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Timken or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for Timken and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments, debt discount, fees, charges and related expenses of Timken and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, net of interest income in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended to (b) Consolidated Interest Charges for such period.

“Consolidated Net Income” means, for any period, for Timken and its Subsidiaries on a consolidated basis, the net income of Timken and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period, as determined in accordance with GAAP.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness as of such date minus (ii) Unrestricted Cash in excess of $25,000,000 as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters ended on such date. The Consolidated Net Leverage Ratio shall be calculated on a Pro Forma Basis.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Applicable Rate, if any, applicable to Base Rate Loans plus (b) 2.0% per annum; provided, however, that with respect to Term SOFR Loans, Committed Currency Daily Rate Loans and Committed Currency Term Rate Loans, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Co-Administrative Agents and Timken in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to any Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified Timken, the Co-Administrative Agents, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by any Agent or Timken, to confirm in writing to the Co-Administrative Agents and Timken that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Co-Administrative Agents and Timken), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Co-Administrative Agents that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Co-Administrative Agents in a written notice of such determination, which shall be delivered by the Co-Administrative Agents to Timken, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.17.

“Designated Borrower Obligations” means with respect to a Designated Borrower, all advances to, and debts, liabilities, obligations, covenants and duties of, such Designated Borrower arising under any Loan Document or otherwise, with respect to any Loan made to such Designated Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against such Designated Borrower of any proceeding under any Debtor Relief Laws naming such

Designated Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Designated Borrower Obligations under the Loan Documents with respect to a Designated Borrower include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Designated Borrower under any Loan Document and (b) the obligation of such Designated Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Designated Borrower. The foregoing shall also include (a) all obligations under any Swap Contract between such Designated Borrower and any Swap Bank and (b) all obligations under any Treasury Management Agreement between such Designated Borrower and any Treasury Management Bank.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.17.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanctions that broadly prohibit transactions or dealings with that country or territory (as of the Closing Date, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Determination Date” has the meaning specified in Section 2.14(a).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 11.23.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(b)(v) (subject to such consents, if any, as may be required under Section 11.07(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the L/C Issuer, as applicable, in such market and as to which an Equivalent in Dollars may be readily calculated. If, after the designation by the Lenders or the L/C Issuer, as applicable, of any currency as a Committed Currency (or if, with respect to any currency that constitutes a Committed Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Paying Agent (in the case of any Loans to be denominated in a Committed Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in Committed Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) an Equivalent in Dollars is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or the L/C Issuer, as applicable, or (d) no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Paying Agent shall promptly notify the Lenders and Timken, and such country’s currency shall no longer be a Committed Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Paying Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules and binding judgments, orders, decrees, Environmental Permits and agreements or governmental restrictions relating to pollution and the protection of human health and safety (to the extent relating to exposure to hazardous substances) or the environment or the release of any materials into the environment, including those related to releases of hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Timken, any other Loan Party or any of their respective Subsidiaries resulting from or based upon violation of any Environmental Law, or the release or threatened release of any Hazardous Materials into the environment.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equivalent” means (a) at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Committed Currency as determined by the Paying Agent or the L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Committed Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Equivalent” shall be determined by the Paying Agent or the L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its reasonable discretion (and such determination shall be conclusive absent manifest error), and (b) for any amount, at the time of determination thereof, (i) if such amount is expressed in Dollars, such amount, (ii) if such amount is expressed in a Committed Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Committed Currency last provided (either by publication or otherwise provided to the Paying Agent or the L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Paying Agent or the L/C Issuer, as applicable using any method of determination it deems appropriate in its reasonable discretion) and (iii) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Paying Agent or the L/C Issuer, as applicable, using any method of determination it deems appropriate in its reasonable discretion. Any determination by the Paying Agent or the L/C Issuer pursuant to clauses (b)(ii) or (b)(iii) above shall be conclusive absent demonstrable error.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Timken within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Timken or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a) (2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Timken or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; or (h) the imposition of any liability under Title IV of ERISA (including without limitation as a result of any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan), other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Timken or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning specified in the definition of “Committed Currency Term Rate”.

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Subsidiary” means, as of any date of determination, (a) any direct or indirect Foreign Subsidiary (b) any direct or indirect Domestic Subsidiary all or substantially all of the assets of which consist of, directly or indirectly, the Equity Interests in or indebtedness of one or more CFCs and (c) any direct or indirect Subsidiary of a Subsidiary that is a CFC.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Subsidiary Guaranty Agreement of such Guarantor of such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Subsidiary Guaranty Agreement of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Subsidiary Guaranty Agreement is or becomes illegal.

“Existing Credit Agreement” has the meaning specified in the preamble hereto.

“Existing Letter of Credit” means each letter of credit listed on Schedule II.

“Existing Term Loan Agreement” means that certain Credit Agreement, dated as of September 11, 2018, among Timken, the lenders from time to time party thereto and KeyBank, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Extended Commitment” means any Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 2.18.

“Extended Loans” means any Loans made pursuant to the Extended Commitments.

“Extension” has the meaning specified in Section 2.18(a).

“Extension Offer” has the meaning specified in Section 2.18(a).

“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.

“Facility Fee” has the meaning specified in Section 2.09(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Foreign Lender” has the meaning specified in Section 3.01(d)(ii)(B).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully irrevocably Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the L/C Issuer and (d) the Revolving Credit Commitments shall have expired or been terminated in full.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 11.07(h).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, (a) after the Springing Guaranty Date, collectively, the Material Subsidiaries of Timken, if any, that execute and deliver a Subsidiary Guaranty Agreement pursuant to Section 7.12 and (b) with respect to the Designated Borrower Obligations, Timken. For purposes of clarification, the Receivables Subsidiaries and any Excluded Subsidiary shall not be required to become Guarantors pursuant to Section 7.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, as regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls and radon gas.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)   all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (which amount, for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility);

(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)    net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) earn-outs, hold-backs and other deferred payment of consideration in connection with Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of Timken and its Subsidiaries in accordance with GAAP);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations;

(g)        all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment, in each case in cash, in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)        all Guarantees of such Person in respect of any of the foregoing. For the avoidance of doubt, a Guarantee of any obligation that is not Indebtedness shall not constitute Indebtedness.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent that such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnitees” has the meaning specified in Section 11.05(a).

“Information” has the meaning specified in Section 11.08.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan (including a Swing Line Loan) or Committed Currency Daily Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or a Committed Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Committed Currency Daily Rate Loan, the last Business Day of each calendar month and the Maturity Date.

“Interest Period” means, as to each Term SOFR Loan and Committed Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Committed Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or Committed Currency Term Rate Loan, as applicable, and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by Timken in its Committed Loan Notice; provided that:

(a)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)        any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)        no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be (i) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital or repayment of principal received in respect of such Investment that, in each case, is received in cash, Cash Equivalents or short-term marketable debt securities.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Timken (or any Subsidiary) or in favor of the L/C Issuer and with respect to any such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F executed by a direct or indirect Domestic Subsidiary in accordance with the provisions of Section 7.12.

“JPMorgan Fee Letter” means the letter agreement, dated November 1, 2022, among Timken and JPMorgan Chase Bank, N.A.

“KeyBank” means KeyBank National Association and its successors.

“KeyBank Fee Letter” means the letter agreement, dated November 1, 2022, among Timken, KeyBank and KeyBanc Capital Markets Inc.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance (or deemed issuance) thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) KeyBank in its capacity as issuer of Letters of Credit hereunder and/or (b) any other Lender from time to time designated by Timken as an L/C Issuer with the consent of such Lender, in its sole discretion, and the Co-Administrative Agents (such consent not to be unreasonably withheld or delayed), in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. For the purposes of the foregoing, the consent of the Co-Administrative Agents shall not be withheld if (i) the credit rating of KeyBank is unacceptable to the proposed beneficiary of a Letter of Credit or (ii) the credit rating of KeyBank could reasonably be expected to result in additional material costs or expenses being paid, or additional material obligations being incurred, by Timken or any Subsidiary under or in connection with any Contractual Obligations to which the proposed beneficiary of a Letter of Credit is a party. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lender Party” means each Agent, each L/C Issuer, the Swing Line Lender and each Lender.

“Lender Recipient Party” means each Lender, the Swing Line Lender and each L/C Issuer.

“Lending Office” means, as to any Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as a Person may from time to time notify Timken and the Paying Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued hereunder, or deemed to have been issued hereunder, including, without limitation, all Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next succeeding Business Day).

“Letter of Credit Fees” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility. As of the Closing Date, each L/C Issuer’s commitment in respect of the Letter of Credit Sublimit is set forth on Schedule 2.01.

“Leverage Increase Notice” means a certificate of a Responsible Officer of Timken (a) certifying that the applicable acquisition qualifies as a Qualified Acquisition and (b) notifying the Co-Administrative Agents that Timken has elected to increase the Consolidated Net Leverage Ratio test level as set forth in the provisos to Section 8.11(a).

“Leverage Increase Period” means the four fiscal quarters ended immediately following the consummation of a Qualified Acquisition.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means (a) with respect to Timken, an extension of credit by a Lender to Timken under Article II in the form of a Revolving Credit Loan, a Term Loan or a Swing Line Loan and (b) with respect to any Designated Borrower, an extension of credit by a Lender to such Designated Borrower under Article II in the form of a Revolving Credit Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Subsidiary Guaranty Agreement, (d) the Timken Guaranty Agreement, (e) the Bank of America Fee Letter, (f) the KeyBank Fee Letter, (g) the JPMorgan Fee Letter, (h) the PNC Fee Letter; (i) each Letter of Credit Application, (j) each Joinder Agreement and (k) the Designated Borrower Request and Assumption Agreement.

“Loan Parties” means, collectively, Timken, the Designated Borrowers and, after the Springing Guaranty Date, each Guarantor.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business or financial condition of Timken and its Subsidiaries taken as a whole, (b) a material adverse effect upon the rights and remedies of any Agent or any Lender under any Loan Document, or (c) a material impairment of the ability of any Borrower to perform its payment obligations under any Loan Document to which it is a party.

“Material Subsidiary” means each Domestic Subsidiary now existing or hereafter acquired or formed, and each successor thereto, which, after giving pro forma effect to such acquisition or formation, or at any other time thereafter, (i) Timken and its other Subsidiaries’ Investments in such Domestic Subsidiary exceeds 5.0% of the total assets of Timken and its Subsidiaries on a consolidated basis, (ii) Timken and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Domestic Subsidiary exceeds 5.0% of the total assets of Timken and its Subsidiaries on a consolidated basis, or (iii) Timken and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Domestic Subsidiary exceeds 5.0% of the income of Timken and its Subsidiaries on a consolidated basis, as of the last day of the most recently completed fiscal quarter of Timken with respect to which, pursuant to clauses (a) or (b) of Section 7.01, financial statements have been, or are required to have been, delivered by Timken.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the earlier of (i) December 5, 2027 or with respect to some or all of the Lenders if such date is otherwise extended pursuant to Section 2.18, December 5, 2028 (subject to the limitations set forth in Section 2.18) and (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Sublimit, and the Swing Line Sublimit pursuant to Section 2.06 or 9.02(b) and (b) with respect to the Term Facility, December 5, 2027; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.10.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i) or (a)(ii), an amount equal to 100% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Paying Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Timken or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a plan described in Section 4064 of ERISA to which Timken or any ERISA Affiliate is obligated to make contributions.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that requires the approval of all Lenders, all Revolving Credit Lenders or all affected Lenders in accordance with the terms of Section 11.01 and is otherwise approved by the Required Lenders or Required Revolving Credit Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of Timken that is not a Guarantor.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Credit Note or a Term Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party and any Swap Bank and (b) all obligations under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank; provided that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (i) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof (based on the Equivalent in Dollars at such time) after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 11.07(d).

“Participant Register” has the meaning specified in Section 11.07(d).

“PATRIOT Act” has the meaning specified in Section 11.22.

“Paying Agent” means KeyBank in its capacity as a paying agent under any of the Loan Documents, or any successor paying agent.

“Paying Agent’s Office” means the Paying Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Paying Agent may from time to time notify Timken and the Lenders.

“Payment Office” means, for any Committed Currency, such office of KeyBank as shall be from time to time selected by the Paying Agent and notified by the Paying Agent to Timken and the Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430 and 436 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (excluding a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Timken and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the Pension Funding Rules.

“Permitted Acquisition” means any purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person permitted by Section 8.02(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan,” within the meaning of Section 3(3) of ERISA (including a Pension Plan and excluding a Multiemployer Plan or a Multiple Employer Plan), maintained for employees of Timken or any ERISA Affiliate and to which Timken or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“PNC Fee Letter” means the letter agreement, dated November 1, 2022, among Timken, PNC Bank, National Association and PNC Capital Markets LLC.

“Pre-Approved Accounting Firm” means any of the following: Ernst & Young LLP, PricewaterhouseCoopers LLP, Deloitte LLP or KPMG LLP.

“Primary Currency” has the meaning specified in Section 11.17(c).

“Prime Rate” means the interest rate established from time to time by the Paying Agent as the Paying Agent’s prime rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest interest rate charged by the Paying Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Priority Debt” means, as of any date, the sum (without duplication) of the (a) unsecured Indebtedness of the Non-Guarantor Subsidiaries of Timken (other than unsecured intercompany Indebtedness) and (b) secured Indebtedness of Timken and its Subsidiaries.

“Pro Forma Basis” means, for purposes of calculating the Consolidated Net Leverage Ratio (but, for the avoidance of doubt, not the Consolidated Interest Coverage Ratio), that any Qualified Dispositions or any Qualified Acquisitions shall be deemed to have occurred as of the first day of the most recent four consecutive fiscal quarter period preceding the date of such transaction for which Timken has delivered financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) with respect to any Qualified Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the property Disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (b) with respect to any Qualified Acquisition income statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for Timken and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (ii) such items are supported by audited financial statements, if available, or such other information reasonably satisfactory to the Co-Administrative Agents.

“Pro Rata Share” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term Lender’s Term Loans at such time, and (b)

in respect of the Revolving Credit Facility, with respect to each Revolving Credit Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Credit Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified Acquisitions” means one or more acquisitions consummated within a twelve-month period with an aggregate purchase price for all such acquisitions of at least $200,000,000.

“Qualified Dispositions” means one or more Dispositions of any material Person, property, business or asset within a twelve-month period with an aggregate purchase price for all such Dispositions of at least $200,000,000.

“Receivables Facility” has the meaning specified in Section 8.05(g).

“Receivables Subsidiary” has the meaning specified in Section 7.12(i).

“Register” has the meaning specified in Section 11.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR, (b) pounds sterling, SONIA, (c) Euros, EURIBOR, (d) Canadian dollars, the CDOR Rate, (e) Japanese yen, TIBOR, and (f) any other Committed Currency, the Committed Currency Daily Rate or Committed Currency Term Rate, as applicable, selected for such Committed Currency in accordance with the terms hereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Total Credit Exposures of the Total Credit Exposures of all Lenders; provided that, as set forth in Section 2.16, the unused Commitment of, and the portion of the Total Outstandings held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the Revolving Credit Commitments or, if the Revolving Credit Commitments of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Revolving Credit Lenders holding in the aggregate more than 50% of the Outstanding Amount of Revolving Credit Loans of all Revolving Credit Lenders at such time and the Outstanding Amount of all L/C Obligations and Swing Line Loans at such time; provided that, as set forth in Section 2.16, the unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of Revolving Credit Loans and L/C Obligations held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Rescindable Amount” has the meaning as specified in Section 2.12(c)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president, corporate controller, treasurer, or assistant treasurer of a Loan Party and, with respect to certificates to be delivered pursuant to Section 5.01, notices to be delivered pursuant to Section 7.03 and the requirements of Section 9.01, the general counsel or the secretary of Timken. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of Timken or any of its Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of Timken or of any such Subsidiary (unless such appearance is related to the Loan Documents or Liens created thereunder), (b) are subject to any Lien in favor of any Person (other than the Co-Administrative Agents for the benefit of the Lenders) or (c) are not otherwise generally available for use by Timken or such Subsidiary.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans and Committed Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Credit Commitment” means as to each Lender, its obligation to (a) make Revolving Credit Loans to Timken and/or any Designated Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal Dollar amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such Dollar amount may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitments of all of the Revolving Credit Lenders on the Closing Date shall be $750,000,000.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time, including, for the avoidance of doubt, the aggregate amount of any Extended Commitments in connection with an Extension pursuant to Section 2.18.

“Revolving Credit Lender” means, at any time, (a) so long as any Revolving Credit Commitment is in effect, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving Credit

Commitments have terminated or expired, any Lender that has a Revolving Credit Loan or a participation in L/C Obligations or Swing Line Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“Revolving Credit Note” means a promissory note of any Borrower payable to any Lender, in substantially the form of Exhibit C, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Loans made by such Lender.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Committed Currency, same day or other funds as may be determined by the Paying Agent or the L/C Issuers, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Committed Currency.

“Sanction(s)” means any economic or financial sanction or trade embargo (including export controls) administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, any member state of the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Senior Notes” means the Note Purchase Agreement, dated as of September 7, 2017, among Timken and the purchasers party thereto, and the notes issued thereunder.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.10% (10.0 basis points).

“Solvent” and “Solvency” mean, with respect to any Person, and its Subsidiaries on a consolidated basis, on any date of determination, that on such date (a) the fair value of the property of such Person, and its Subsidiaries on a consolidated basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person, and its Subsidiaries on a consolidated basis, is not less than the amount that will be required to pay the probable liability of such Person, and its Subsidiaries on a consolidated basis, on its debts as they become absolute and matured, (c) such Person, and its Subsidiaries on a consolidated basis, does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person, and its Subsidiaries on a consolidated basis, is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the property of such Person, and its Subsidiaries on a consolidated basis, would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any loan denominated in pounds sterling, a rate per annum equal to the Sterling Overnight Index Average for any day published by the SONIA Administrator on the SONIA

Administrator’s Website; provided, however, that, if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto, or (b) if no such rate is available for the relevant day, the rate per annum which is the Bank of England’s Bank Rate as published by the Bank of England for such date (or if such date is not a Business Day, the Bank of England’s Bank Rate as published for the first Business Day immediately prior thereto).

“SONIA Adjustment” means 0.0326% (3.26 basis points).

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” has the meaning specified in Section 11.07(h).

“Springing Guaranty Date” means the date upon which both the corporate credit rating of Timken is BB+ or less (or not rated) by S&P and the corporate family rating of Timken is Ba1 or less (or not rated) by Moody’s.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Timken.

“Subsidiary Guaranty Agreement” means the Subsidiary Guaranty Agreement made by the Guarantors (other than Timken) in favor of the Co-Administrative Agents and the Lenders substantially in the form of Exhibit G.

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Loan Party and (b) any Lender or Affiliate of a Lender that is party to a Swap Contract with any Loan Party in existence on the Closing Date.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means KeyBank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Co-Administrative Agents (including any form on an electronic platform or electronic transmission system as shall be approve by the Co-Administrative Agents), appropriately completed and signed by a Responsible Officer of Timken.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility. As of the Closing Date, the Swing Line Sublimit is set forth on Schedule 2.01.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Paying Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning specified in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to Timken pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term

Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Commitment of all of the Term Lenders on the Closing Date shall be $400,000,000.

“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Note” means a promissory note made by Timken in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit K.

“Term SOFR” means:

(a)        for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)        for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided, that, if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Paying Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Paying Agent from time to time).

“Threshold Amount” means $80,000,000.

“TIBOR” means, with respect to any loan denominated in Japanese yen and for any interest period, the TIBOR Screen Rate at approximately 11:00 a.m., Japan time, two (2) Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” means, for any Interest Period, the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the

Refinitiv Japan K.K. screen (or, in the event such rate does not appear on such Refinitiv Japan K.K. page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Paying Agent from time to time in its reasonable discretion) as of 11:00 a.m. Japan time two (2) Business Days prior to the commencement of such Interest Period.

“Timken” has the meaning specified in the introductory paragraph.

“Timken Guaranty Agreement” means the Guaranty Agreement made by Timken in favor of the Co-Administrative Agents and the Lenders substantially in the form of Exhibit H.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, the Outstanding Amount of Revolving Credit Loans of such Lender at such time, such Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations and Swing Line Loans at such time and the Outstanding Amount of all Term Loans of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Loan Party and (b) any Lender or Affiliate of a Lender that is a party to a Treasury Management Agreement with any Loan Party in existence on the Closing Date.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, a Committed Currency Daily Rate Loan or a Committed Currency Term Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, the aggregate amount (without duplication) of cash and Cash Equivalents of Timken and its Subsidiaries that are not Restricted to the extent the same would be reflected on a consolidated balance sheet of Timken if the same were prepared as of such date.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02	Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)        The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b)        (i)        The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)     Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)      The term “including” is by way of example and not limitation.

(iv)     The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v)     Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(c)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)        Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(e)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03	Accounting Terms.

(a)        All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Timken and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)        If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Timken or the Required Lenders shall so request, the Co-Administrative Agents, the Lenders and Timken shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Timken shall provide to the Co-Administrative Agents and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)    All obligations of any Person that were or would have been characterized as operating lease obligations in accordance with GAAP on or prior to December 31, 2018 (whether or not such operating lease obligations were in effect on such date) shall be or continue to be, as applicable, accounted for as operating lease obligations (and not as capitalized lease obligations) for purposes of this Agreement regardless of any change in GAAP since December 31, 2018 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capitalized lease obligations.

1.04	Rounding.

Any financial ratios required to be maintained by Timken pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05	References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06	Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07	Letter of Credit Amounts.

Unless otherwise specified, the amount of a Letter of Credit at any time shall be deemed to be the Equivalent in Dollars of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Equivalent in Dollars of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08	Currency Equivalents Generally.

Any amount specified in this Agreement (other than in Articles II, X and XI) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Paying Agent in its principal office at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

1.09	Interest Rates.

Neither Agent warrants or accepts responsibility for, nor shall either Agent have any liability in its capacity as Agent with respect to, the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) (or any component of any of the foregoing) or the effect of any of the foregoing, or the effect, implementation or composition of any Conforming Changes. Each Agent and its respective affiliates or other related entities may engage in transactions or other activities that affect the calculation of any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Benchmark Replacement) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. Each Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Benchmark Replacement) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	The Loans.

(a)        Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to Timken, in Dollars, on the Closing Date in an amount not to exceed such Term Lender’s Pro Rata Share of the Term Facility. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Pro Rata Share of the Term Facility. Term Borrowings repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b)        Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to each Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount (based in respect of any Revolving Credit Loans to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Committed Loan Notice) not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (ii) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in a Committed Currency shall not exceed the Committed Currency Sublimit and (iii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans, Term SOFR Loans, Committed Currency Daily Rate Loans or Committed Currency Term Rate Loans, as further provided herein.

2.02	Borrowings, Conversions and Continuations of Loans.

(a)        Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans or Committed Currency Term Rate Loans shall be made upon Timken’s irrevocable notice to the Paying Agent, which may be given by telephone. Each such notice must be received by the Paying Agent not later than (i) 11:00 a.m. two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans, (ii) 4:00 p.m. four (4) Business Days prior to the requested date of any Revolving Credit Borrowing consisting of Committed Currency Loans or any continuation of Committed Currency Loans, and (iii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by Timken pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Paying Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Timken. Each Borrowing of, conversion to or continuation (if applicable) of Term SOFR Loans, Committed Currency Daily Rate Loans or Committed Currency Term Rate Loans shall be in a principal amount of not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) the applicable facility and whether Timken is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans or Committed Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if such Borrowing is a Revolving Credit Borrowing, the currency of such Borrowing, which shall be Dollars or a Committed Currency, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) whether the recipient of the Loan is Timken or a specified Designated Borrower. If Timken fails to specify a Type of Loan in a Committed Loan Notice or if Timken fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Currency Term Rate Loans, such Loans shall be continued as Committed Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If Timken requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Committed Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)        Following receipt of a Committed Loan Notice, the Paying Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Timken, the Paying Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing (other than a Swing Line Borrowing), each Appropriate Lender shall make the amount of its Loan available to the Paying Agent in immediately available funds at the Paying Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice, in the case of a Borrowing (other than a Swing Line Borrowing) consisting of Loans denominated in Dollars, and before 5:00 p.m. on the date of such Borrowing that is a Revolving Credit Borrowing consisting of Committed Currency Loans. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Paying Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Paying Agent either by (i) crediting the account of such Borrower on the books of KeyBank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Paying Agent by such

Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Borrowing denominated in Dollars is given by Timken, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the applicable Borrower as provided above.

(c)        Except as otherwise provided herein, a Term SOFR Loan or a Committed Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Committed Currency Term Rate Loan, as applicable.

(d)        The Paying Agent shall (i) promptly notify Timken and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans and Committed Currency Term Rate Loans upon determination of such interest rate and (ii) notify Timken approximately ten (10) Business Days prior to each Interest Payment Date of the aggregate amount that is, or is scheduled to become, payable in respect of each Committed Currency Daily Rate Loan on any Interest Payment Date, along with details of each applicable Committed Currency Daily Rate used to calculate such aggregate amount. Each determination of an interest rate by the Paying Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

(e)        After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Revolving Credit Facility.

(f)        The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)        Timken may at any time and from time to time, upon prior written notice by Timken to the Co-Administrative Agents, increase the Aggregate Revolving Credit Commitments (but, unless otherwise agreed, not the Committed L/C Currency Sublimit or the Committed Currency Sublimit) by up to $500,000,000 with additional Revolving Credit Commitments from any existing Lender or new Revolving Credit Commitments from any other Person selected by Timken and approved by the Co-Administrative Agents (such approval not to be unreasonably withheld); provided that:

(i)    any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof;

(ii)    no Default or Event of Default shall exist and be continuing at the time of any such increase;

(iii)    no existing Lender shall be under any obligation to increase its Revolving Credit Commitment and any such decision whether to increase its Revolving Credit Commitment shall be in such Lender’s sole and absolute discretion;

(iv)    any new Lender shall join this Agreement by executing such joinder documents required by the Co-Administrative Agents; and

(v)    as a condition precedent to such increase, Timken shall deliver to the Co-Administrative Agents a certificate of each Borrower and, following the Springing Guaranty Date, each Guarantor dated as of the date of such increase signed by a Responsible Officer of such party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as qualified thereby) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as qualified thereby) as of such earlier date, and except that for purposes of this Section 2.02(g), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (2) no Default or Event of Default exists.

The Borrowers shall prepay any Loans owing by such Borrower and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Revolving Credit Commitments arising from any nonratable increase in the Revolving Credit Commitments under this Section. In connection with any such increase in the Aggregate Revolving Credit Commitments, Schedule 2.01 shall be revised by the Co-Administrative Agents to reflect the new Revolving Credit Commitments and distributed to the Lenders.

(h)        Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Timken, the Co-Administrative Agents and such Lender.

(i)        With respect to any Committed Currency Daily Rate, Committed Currency Term Rate or Term SOFR, the Agents will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Agents shall post each such amendment implementing such Conforming Changes to Timken and the Lenders reasonably promptly after such amendment becomes effective.

2.03	Letters of Credit.

(a)        The Letter of Credit Commitment.

(i)    On the Closing Date, each Existing Letter of Credit shall be deemed to have been issued hereunder by the L/C Issuer. Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Timken or any Subsidiary in Dollars or any Committed Currency, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued (or deemed to have been issued) for the account of Timken or any Subsidiary; provided that the L/C Issuer shall not make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (w) the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, (x) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of all L/C Obligations denominated in a Committed Currency would exceed the Committed L/C Currency Sublimit. Each request by Timken for an L/C Credit Extension shall be deemed to be a representation by Timken that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Timken’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Timken may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D)    the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(E)    such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars or a Committed Currency; or

(F)    any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Timken or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)    The L/C Issuer shall not be under any obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)    The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Agents in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully, and subject to the same limitations, as if the term “Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)        Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)      Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Timken delivered to the L/C Issuer (with a copy to the Paying Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Timken. Such Letter of Credit Application must be received by the L/C Issuer and the Paying Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the L/C Issuer and the Paying Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such Letter of Credit is to be denominated in Dollars or a Committed Currency and in the absence of such specification shall be deemed to be a request for a Letter of Credit denominated in Dollars; (H) a general description of the purpose and nature of the requested Letter of Credit; and (I) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be

amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, Timken shall furnish to the L/C Issuer and the Paying Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Paying Agent may reasonably require.

(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Paying Agent (by telephone or in writing) that the Paying Agent has received a copy of such Letter of Credit Application from Timken and, if not, the L/C Issuer will provide the Paying Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Paying Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Timken or any Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance (or deemed issuance) of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)    If Timken so requests in any applicable Letter of Credit Application, the L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelvemonth period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Timken shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the Nonrenewal Notice Date from the Paying Agent, any Lender or Timken that one or more of the applicable conditions specified in Section 5.02 is not then satisfied.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Timken and the Paying Agent a true and complete copy of such Letter of Credit or amendment.

(c)        Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Timken and the Paying Agent thereof. Not later than 12:00 noon on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Timken shall reimburse the L/C Issuer through the Paying Agent in an amount equal to the amount of such drawing. If Timken fails to so reimburse the L/C Issuer by such time, the Paying Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the Equivalent amount of such Lender’s Pro Rata Share thereof. In such event, Timken shall be deemed to have requested a Revolving Credit Borrowing in Dollars of Base Rate Loans to be disbursed on the Honor Date in an Equivalent amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice) and provided, that after giving effect to such Borrowing, the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments. Any notice given by the L/C Issuer or the Paying Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Lender (including any Lender acting as the L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Paying Agent (and the Paying Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Paying Agent’s Office in an Equivalent amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Paying Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan in Dollars to Timken in such amount. The Paying Agent shall remit the funds so received to the L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, Timken shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Paying Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v)    So long as it has a Revolving Credit Commitment hereunder, each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Timken or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, or (C)

any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by Timken of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Timken to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Lender fails to make available to the Paying Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Paying Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Paying Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)        Repayment of Participations.

(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Paying Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Timken or otherwise, including proceeds of Cash Collateral applied thereto by the Paying Agent), the Paying Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Paying Agent.

(ii)    If any payment received by the Paying Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Paying Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Paying Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)        Obligations Absolute. The obligation of Timken to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that Timken or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)    any exchange, release or nonperfection of any Cash Collateral, or any release or amendment or waiver of or consent to departure from the Timken Guaranty Agreement, the Subsidiary Guaranty Agreement or any other guarantee, for all or any of the L/C Obligations of Timken in respect of such Letter of Credit; or

(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Timken or any Subsidiary.

Timken shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Timken’s instructions or other irregularity, Timken will immediately notify the L/C Issuer. Timken shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)        Role of the L/C Issuer. Each Lender and Timken agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Timken hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Timken’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Agents, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through

(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Timken may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Timken, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Timken which Timken proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless the L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)        Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and Timken when a Letter of Credit is issued (or deemed issued), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to Timken for, and the L/C Issuer’s rights and remedies against Timken shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)      Letter of Credit Fees. Timken shall pay to the Paying Agent for the account of each Lender, subject to Section 2.16, in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) (such fees, “Letter of Credit Fees”). Such Letter of Credit Fees shall be computed on a quarterly basis in arrears. Such Letter of Credit Fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance (or deemed issuance) of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)        Fronting Fee and Documentary and Processing Charges Payable to the L/C Issuer. Timken shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued (or deemed issued) by the L/C Issuer equal to the rate per annum identified in the KeyBank Fee Letter times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business

Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance (or deemed issuance) of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, Timken shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)        Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04	Swing Line Loans.

(a)        The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to Timken from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and provided further that Timken shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Timken may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest at a rate based on the Base Rate, and each Swing Line Loan shall be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)        Borrowing Procedures. Each Swing Line Borrowing shall be made upon Timken’s irrevocable notice to the Swing Line Lender and the Paying Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Paying Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Paying Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Timken. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Paying Agent (by telephone or in writing) that the Paying Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Paying Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Paying Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Timken at its office by crediting the account of Timken on the books of the Swing Line Lender in immediately available funds.

(c)        Refinancing of Swing Line Loans.

(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Timken (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish Timken with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Paying Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Paying Agent in immediately available funds (and the Paying Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Paying Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to Timken in such amount. The Paying Agent shall remit the funds so received to the Swing Line Lender.

(ii)    If for any reason any Swing Line Loan cannot be refinanced by a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Paying Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Lender fails to make available to the Paying Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Paying Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Paying Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.

(iv)    Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Timken or any other Person for any reason whatsoever, (B)

the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Timken to repay Swing Line Loans, together with interest as provided herein.

(d)      Repayment of Participations.

(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Paying Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Paying Agent will make such demand upon the request of the Swing Line Lender.

(e)      Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing Timken for interest on the Swing Line Loans. Until each Lender funds its Revolving Credit Loan that is a Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)      Payments Directly to Swing Line Lender. Timken shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05	Prepayments.

(a)      Optional. (i) Each Borrower may, upon notice to the Paying Agent provided by Timken, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Paying Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of Term SOFR Loans, (B) three (3) Business Days prior to any date of prepayment of Committed Currency Term Loans, (C) five (5) Business Days prior to any date of prepayment of Committed Currency Daily Rate Loans and (D) on the date of prepayment of Base Rate Loans; (2) any prepayment of Loans (other than Swing Line Loans) shall be in a principal amount of not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof; and (3) any prepayment of Swing Line Loans shall be in a principal amount of not less than $100,000 or, in each case, if less, the entire principal amount thereof then outstanding; provided further that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Timken (by notice to the Co-Administrative Agents on or prior to the specified prepayment date) if such condition is not satisfied. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Paying Agent will promptly notify each

Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan or a Committed Currency Term Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied in the manner specified by the applicable Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity. Subject to Section 2.16, each prepayment pursuant to this Section 2.05(a) shall be paid to the Paying Agent for distribution to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii)    Timken may, upon notice to the Swing Line Lender (with a copy to the Paying Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Paying Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000; provided further that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Timken (by notice to the Co-Administrative Agents on or prior to the specified prepayment date) if such condition is not satisfied. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Timken, Timken shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)      Mandatory.

(i)    If for any reason (A) the Total Revolving Credit Outstandings at any time exceed the Aggregate Revolving Credit Commitments then in effect or (B) the Swing Line Loans outstanding exceed the Swing Line Sublimit, Timken and/or any Designated Borrower, as applicable, shall immediately prepay the Revolving Credit Loans, the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Timken shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect.

(ii)    Prepayments made pursuant to clause (i)(A) of this Section 2.05(b), first, shall be applied to prepay L/C Borrowings outstanding at such time until all such L/C Borrowings are paid in full, second, shall be applied to prepay Swing Line Loans outstanding at such time until all such Swing Line Loans are paid in full, third, shall be applied to prepay Revolving Credit Loans outstanding at such time and, fourth, shall be used to Cash Collateralize the L/C Obligations. Upon the drawing of any Letter of Credit which has been Cash Collateralized, such funds shall be applied (without any further action by or notice to or from Timken or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

(c)      Prepayments of Committed Currency Loans. If as of any Determination Date (i) the Equivalent of the Outstanding Amount of all Revolving Credit Loans, all Swing Line Loans and all L/C Obligations exceeds the Aggregate Revolving Credit Commitments then in effect or (ii) the Equivalent of all L/C Obligations exceeds the Letter of Credit Sublimit, in each case, Timken and/or the applicable Designated Borrower, as applicable, shall, on such Determination

Date, prepay Revolving Credit Loans denominated in Committed Currencies and/or Cash Collateralize Letters of Credit denominated in a Committed Currency in an aggregate amount equal to such excess. If as of any Determination Date the Equivalent of the Outstanding Amount of all Revolving Credit Loans and all L/C Obligations denominated in a Committed Currency exceeds 105% of the Committed Currency Sublimit then in effect, Timken and/or the applicable Designated Borrower, as applicable, shall, on such Determination Date, prepay Revolving Credit Loans denominated in Committed Currencies and/or Cash Collateralize Letters of Credit denominated in a Committed Currency in an aggregate amount equal to the amount by which such Outstanding Amount exceeds the Committed Currency Sublimit.

(d)      Prepayments to Include Accrued Interest, Etc. All prepayments under this Section 2.05 shall be applied to Loans in direct order of Interest Period maturities, and shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Loan (other than a Base Rate Loan) on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Loan pursuant to Section 3.05.

2.06	Termination or Reduction of Commitments.

(a)      Optional. Timken may, upon notice to the Paying Agent by Timken, terminate the unused portions of the Letter of Credit Sublimit, the Committed Currency Sublimit, the Committed L/C Currency Sublimit or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Letter of Credit Sublimit, the Committed Currency Sublimit, the Committed L/C Currency Sublimit or the unused Revolving Credit Commitments; provided that (i) any such notice shall be received by the Paying Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Timken shall not terminate or reduce the unused portions of the Letter of Credit Sublimit, the Committed Currency Sublimit, the Committed L/C Currency Sublimit or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, and (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit, the Committed Currency Sublimit or the Committed L/C Currency Sublimit exceeds the amount of the Revolving Credit Facility, such Letter of Credit Sublimit, Swing Line Sublimit, Committed Currency Sublimit or Committed L/C Currency Sublimit shall be automatically reduced by the amount of such excess; provided further that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Timken (by notice to the Co-Administrative Agents on or prior to the specified termination date) if such condition is not satisfied.

(b)      Mandatory.

(i)    The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.

(ii)    If after giving effect to any reduction or termination of unused Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit, the Committed Currency Sublimit, the Committed L/C Currency Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess.

(c)      Application of Commitment Reductions; Payment of Fees. The Paying Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Committed Currency Sublimit, the Committed L/C Currency Sublimit or the unused Revolving Credit Commitment under this Section 2.06. Upon any reduction of unused Revolving Credit Commitments, except as set forth in Sections 2.16, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the Revolving Credit Commitments are reduced. All Facility Fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.

2.07	Repayment of Loans.

(a)      Revolving Credit Loans. The applicable Borrower shall repay to the Paying Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans of such Borrower outstanding on such date.

(b)      Swing Line Loans. Timken shall repay each Swing Line Loan on the earlier to occur of (i) the date agreed to between Timken and the Swing Line Lender, but in no event more than thirty (30) days after such Loan is made and (ii) the Maturity Date.

(c)      Term Loans. Timken shall repay to the Paying Agent for the ratable account of the Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02;

Payment Dates	Principal Repayment Installments
November 29, 2024	$5,000,000
February 28, 2025	$5,000,000
May 30, 2025	$5,000,000
August 29, 2025	$5,000,000
November 28, 2025	$10,000,000
February 27, 2026	$10,000,000
May 29, 2026	$10,000,000
August 31, 2026	$10,000,000
November 30, 2026	$10,000,000
February 26, 2027	$10,000,000
May 28, 2027	$10,000,000
August 31, 2027	$10,000,000

provided, however, that (i) the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the Outstanding Amount of all Term Loans on such date, (ii) if any principal repayment installment to be made by Timken (other than principal repayment installments on Term SOFR Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be, and (iii) if any principal repayment installment to be made by the Borrower on a Term SOFR Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

2.08	Interest.

(a)      Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the Outstanding Amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Loans; (ii) each Base Rate Loan shall bear interest on the Outstanding Amount thereof from the applicable borrowing date at a rate per annum for each day equal to the Base Rate plus the Applicable Rate for Base Rate Loans; (iii) each Committed Currency Daily Rate Loan shall bear interest on the Outstanding Amount thereof from the applicable borrowing date at a rate per annum for each day equal to the Committed Currency Daily Rate plus the Applicable Rate for Committed Currency Daily Rate Loans; (iv) each Committed Currency Term Rate Loan shall bear interest on the Outstanding Amount thereof for each Interest Period at a rate per annum equal to the Committed Currency Term Rate for such Interest Period plus the Applicable Rate for Committed Currency Term Rate Loans; and (v) each Swing Line Loan shall bear interest on the Outstanding Amount thereof from the applicable borrowing date at a rate per annum for each day equal to the Base Rate plus the Applicable Rate for Base Rate Loans. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed to be zero for purposes of this Agreement.

(b)        If any amount of principal, interest or fees payable under any of Sections 2.03(h), 2.03(i) or 2.09 are not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, Timken and/or any Designated Borrower, as applicable, shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)      Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09	Fees.

In addition to certain fees described in Sections 2.03(h) and 2.03(i):

(a)      Facility Fee. Timken shall pay to the Paying Agent for the account of each Lender (except as otherwise provided in Section 2.16 with respect to Defaulting Lenders) in accordance with its Pro Rata Share, a fee (the “Facility Fee”) equal to, the Applicable Rate times the Aggregate Revolving Credit Commitments (or, if the Aggregate Revolving Credit Commitments have been terminated, on the Outstanding Amount of all Revolving Credit Loans and L/C Obligations). The Facility Fee shall accrue at all times from the Closing Date through the Maturity Date, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable in arrears on the last Business Day of each March, June, September and December, and on the Maturity Date. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)        Other Fees.

(i)    Timken shall pay to the Arrangers for their own respective accounts fees in the amounts and at the times specified in the Bank of America Fee Letter, the KeyBank Fee Letter, the JPMorgan Fee Letter and the PNC Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    Timken shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and for Loans denominated in Committed Currencies (other than Committed Currency Loans with respect to EURIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Committed Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest, including those with respect to Term SOFR Loans and Committed Currency Loans determined by reference to EURIBOR, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Paying Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11	Evidence of Indebtedness.

(a)        The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Paying Agent shall maintain the Register in accordance with Section 11.07(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to any Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Paying Agent, each Borrower shall execute and deliver to such Lender (through the Paying Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)        In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Paying Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Paying Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Paying Agent shall control in the absence of manifest error.

(c)        Entries made in good faith by the Paying Agent in the Register pursuant to Section 2.11(b), and by each Lender in its account or accounts pursuant to Section 2.11(a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Paying Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

2.12	Payments Generally.

(a)        Except as provided in Section 3.01, all payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder (except with respect to principal of, interest on, and other amounts relating to, Loans denominated in a Committed Currency) shall be made to the Paying Agent, for the account of the respective Lenders to which such payment is owed, at the Paying Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers with respect to principal of, interest on, and other amounts relating to, Loans denominated in a Committed Currency shall be made to the Paying Agent, for the account of the respective Lenders to which such payment is owed, at the Payment Office in such Committed Currency and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Paying Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Paying Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)        If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Term SOFR Loans or Committed Currency Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)        Unless Timken or any Lender has notified the Paying Agent, prior to the date any payment is required to be made by it to the Paying Agent hereunder, that any Borrower or such Lender, as the case may be, will not make such payment, the Paying Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Paying Agent in immediately available funds, then:

(i)    if the applicable Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Paying Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Paying Agent to such Lender to the date such amount is repaid to the Paying Agent in immediately available funds at the higher of (A) Federal Funds Rate from time to time in effect in the case of Loans denominated in Dollars or (B) the cost of funds incurred by the Paying Agent in respect of such amount in the case of Loans denominated in Committed Currencies; and

(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Paying Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Paying Agent to the applicable Borrower to the date such amount is recovered by the Paying Agent (the “Compensation Period”) at a rate per annum equal to the higher of (A) Federal Funds Rate from time to time in effect in the case of Loans denominated in Dollars or (B) the cost of funds incurred by the Paying Agent in respect of such amount in the case of Loans denominated in Committed Currencies. If such Lender pays such amount to the Paying Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing in the case of Loans denominated in Dollars or (B) the cost of funds incurred by the Paying Agent in respect of such amount in the case of Loans denominated in Committed Currencies. If such Lender does not pay such amount forthwith upon the Paying Agent’s demand therefor, the Paying Agent may make a demand therefor upon Timken, and the Borrowers shall pay such amount to the Paying Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Paying Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

With respect to any payment that the Agents make for the account of the Lenders or any L/C Issuer hereunder as to which such Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the applicable Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the applicable Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the applicable Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the applicable Agent, at (I) the greater of (A) the Federal Funds Rate from time to time in effect in the case of Loans denominated in Dollars or (B) the cost of funds incurred by the applicable Agent in respect of such amount in the case of Loans denominated in Committed Currencies and (II) a rate determined by the applicable Agent in accordance with banking industry rules on interbank compensation.

A notice of the Paying Agent to any Lender or Timken with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d)        If any Lender makes available to the Paying Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Paying Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Paying Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)        The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.05(b) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.05(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.05(b).

(f)        Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)        Whenever any payment received by the Paying Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Paying Agent and applied by the Agents and the Lenders in the order of priority set forth in Section 9.03. If the Paying Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Paying Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (A) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(h)        To the extent that the Paying Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Paying Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.12, the Paying Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency or from Dollars to a Committed Currency or from a Committed Currency to Dollars, as the case may be, to the extent necessary to enable the Paying Agent to distribute such funds in accordance with the terms of this Section 2.12; provided that the Borrowers and each of the Lenders hereby agree that the Paying Agent shall not be liable or responsible for any loss, cost or expense suffered by any Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(h) or as a result of the failure of the Paying Agent to effect any such conversion or exchange; and provided further that the Borrowers agree to indemnify the Paying Agent and each Lender, and hold the Paying Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Paying Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(h).

2.13	Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans and excluding any amounts received by the L/C Issuer and/or the Swing Line Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder), any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Paying Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (y) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender pursuant to Section 2.16 or as consideration for any assignment or participation pursuant to Section 11.07. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of any Borrower in the amount of such participation. The Paying Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14	Committed Currency Borrowings.

(a)      Determination of Equivalents.

(i)    The Paying Agent will determine the Equivalent amount on each of the following dates: (A) with respect to any Loan, each of the following: (I) each date of a Borrowing of a Committed Currency Loan, (II) with respect to a Committed Currency Daily Rate Loan, each Interest Payment Date, (III) each date of a continuation of a Committed Currency Term Rate Loan pursuant to Section 2.02, and (IV) such additional dates as the Paying Agent shall determine or the Required Lenders shall require; and (B) with respect to any Letter of Credit, each of the following: (I) each date of issuance, amendment and/or extension of a Letter of Credit denominated in a Committed Currency, (II) each date of any payment by the L/C Issuer under any Letter of Credit denominated in a Committed Currency, (III) in the case of all Existing Letters of Credit denominated in Committed Currencies, the Closing Date and (IV) such additional dates as the Paying Agent or the L/C Issuer shall determine or the Required Lenders shall require (each such date under clauses (A) and (B), being a “Determination Date”).

(ii)    The Paying Agent or the L/C Issuer, as applicable, shall determine the Equivalent amounts in Dollars of Credit Extensions and Outstanding Amounts denominated in Committed Currencies. Such Equivalent in Dollars shall become effective as of such Determination Date and shall be the Equivalent in Dollars of such amounts until the next Determination Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Equivalent amount in Dollars as so determined by the Paying Agent or the L/C Issuer, as applicable.

(iii)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Committed Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Committed Currency, such amount shall be the relevant Equivalent in the applicable Committed Currency of such Dollar amount (rounded to the nearest unit of such Committed Currency, with 0.5 of a unit being rounded upward), as determined by the Paying Agent or the L/C Issuer, as the case may be.

(b)      Notification of Availability. If on any date on which a Revolving Credit Loan denominated in a Committed Currency is requested to be made or continued, in the event that the Committed Currency requested or elected by Timken to be continued is not available to the Paying Agent, then the Paying Agent shall notify Timken no later than 4:00 p.m., three (3) Business Days prior to the proposed Borrowing or proposed continuation.

(c)      Consequences of Non-Availability. If the Paying Agent notifies Timken pursuant to Section 2.14(b) that the Committed Currency requested or elected by Timken to be continued is not available, such notification shall (i) in the case of any request for a Borrowing, revoke such request and (ii) in the case of any continuation or conversion, result in the Loans denominated in such Committed Currency being automatically converted into Term SOFR Loans for a one month Interest Period on the last day of the then current Interest Period with respect to such Loans denominated in such Committed Currency.

(d)        Automatic Conversions. During the existence of an Event of Default, all outstanding Loans denominated in a Committed Currency shall be redenominated and converted into their Equivalent of Term SOFR Loans with a one month Interest Period on the last day of the Interest Period applicable to any such Loans.

2.15	Cash Collateral.

(a)        Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) Timken shall be required to provide Cash Collateral pursuant to Section 9.02(c), or (iv) there shall exist a Defaulting Lender, Timken shall within one Business Day following any request by the Paying Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)        Grant of Security Interest. Timken, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Paying Agent, for the benefit of the Agents, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all deposit accounts and all cash and balances deposited or held therein, and in all proceeds of the foregoing, all as security for the obligations to which the Cash Collateral may be applied pursuant to Section 2.15. If at any time the Paying Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Paying Agent or the L/C Issuer as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Timken will, promptly upon demand by the Paying Agent, deposit with, pay or provide to the Paying Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Paying Agent, in the name of Timken. Timken shall pay on demand therefor from time to time all customary account opening, activity and other reasonable administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)        Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)        Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations, and the security interest in such Cash Collateral shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.07(b)(vi))), (ii) in the event Cash Collateral is provided pursuant to Section 9.02(c), the cure or waiver of all Events of Default, or (iii) the determination by the Paying Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16    Defaulting Lender.

(a)      Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)      Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Credit Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Paying Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Paying Agent from a Defaulting Lender pursuant to Section 11.09 shall be applied at such time or times as may be determined by the Paying Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Paying Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as Timken may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Paying Agent; fifth, if so determined by the Paying Agent and Timken, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    The Defaulting Lender shall not be entitled to receive or accrue any fees payable under Section 2.09(a) or any Letter of Credit Fee for any period during which that Lender is a Defaulting Lender (and Timken shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)      With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Timken shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Pro Rata Shares to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Total Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Timken shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)        Defaulting Lender Cure. If Timken, the Co-Administrative Agents, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Co-Administrative Agents will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Co-Administrative Agents may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)        New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.17	Designated Borrower.

(a)       Timken may at any time and from time to time, upon not less than ten (10) Business Days’ notice from Timken to the Co-Administrative Agents (or such shorter period as may be agreed by the Co-Administrative Agents in their sole discretion), designate any Foreign Subsidiary of Timken (an “Applicant Designated Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Co-Administrative Agents (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit I (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Designated Borrower becoming entitled to utilize the credit facilities provided for herein (i) the Co-

Administrative Agents and the Lenders must each agree in writing to such Designated Borrower becoming a Borrower hereunder and (ii) the Co-Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including, without limitation, all documentation and other information with respect to such Designated Borrower requested by any such Lender in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act), in form, content and scope reasonably satisfactory to the Co-Administrative Agents, as may be required by the Co-Administrative Agents in their sole discretion, and Notes signed by such Designated Borrower to the extent any Lenders so require. If the Co-Administrative Agents and each of the Lenders agree that the Applicant Designated Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information and the fully executed Timken Guaranty Agreement, the Co-Administrative Agents shall send a notice in substantially the form of Exhibit J (a “Designated Borrower Notice”) to Timken and the Lenders specifying the effective date upon which the Applicant Designated Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice may be submitted on behalf of such Designated Borrower until the date five (5) Business Days after such effective date.

(b)      The Obligations of each Borrower (including each Designated Borrower) shall be several in nature. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) the obligation of each Designated Borrower, in its capacity as such, under this Agreement and the other Loan Documents is several and not joint and (ii) each Designated Borrower shall not have any liability for the payment of any Obligation other than the Designated Borrower Obligations of such Designated Borrower.

(c)      Any Foreign Subsidiary of Timken that becomes the “Designated Borrower” pursuant to this Section 2.17 hereby irrevocably appoints Timken as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by Timken and the Designated Borrowers acting singly, shall be valid and effective if given or taken only by Timken, whether or not the Designated Borrowers join therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Timken in accordance with the terms of this Agreement shall be deemed to have been delivered to the applicable Designated Borrower.

(d)    Timken may from time to time, upon not less than ten (10) Business Days’ notice from Timken to the Co-Administrative Agents (or such shorter period as may be agreed by the Co-Administrative Agents in its sole discretion), terminate any Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Co-Administrative Agents will promptly notify the Lenders of any such termination of such Designated Borrower’s status.

2.18	Amend and Extend Transactions.

(a)        Not more than once during the term of this Agreement following the Closing Date, Timken may, by written notice to the Co-Administrative Agents, request an extension (an “Extension”) of the Maturity Date applicable to the Revolving Credit Facility for one (1) additional year. Such notice shall set forth (i) the amount of the Aggregate Revolving Credit Commitments to be extended (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000), and (ii) the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such request (or such longer or shorter periods as the Co-Administrative Agents shall agree)). Each Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Co-Administrative Agents. Any Lender approached to participate in such Extension may elect or decline, in its sole discretion, to participate in such Extension. If the aggregate principal amount of the Revolving Credit Commitments (calculated on the face amount thereof) in respect of which Lenders shall have accepted the Extension Offer shall exceed the maximum aggregate principal amount of the Revolving Credit Commitments requested to be extended by Timken pursuant to such Extension Offer, then the Revolving Credit Commitments of Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer.

(b)        It shall be a condition precedent to the effectiveness of such Extension that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, giving effect to the Additional Credit Extension Amendment, (ii) the representations and warranties of Timken contained in Article VI (other than Sections 6.05(c), 6.06 and 6.09) or any other Loan Document, or which are contained in any document furnished by Timken at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as qualified thereby) on and as of the date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as qualified thereby) as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01, (iii) the L/C Issuer and the Swing Line Lender shall have consented to such Extension of the Revolving Credit Commitments to the extent that such Extension provides for the issuance of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iv) the terms of such Extended Commitments shall comply with Section 2.18(c).

(c)        The terms of such Extension shall be determined by Timken and the applicable extending Lenders and shall be set forth in an Additional Credit Extension Amendment; provided, that, (i) the final maturity date of any Extended Commitment shall be no earlier than the Maturity Date, (ii) there shall be no scheduled amortization of the Extended Commitments, (iii) the Extended Loans will rank pari passu in right of payment with the Loans being extended and the borrowers and guarantors of the Extended Commitments shall be the same as the borrowers and guarantors with respect to the Loans being extended, (iv) the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Commitments (and the Extended Loans thereunder) shall be the same as those in effect immediately prior to such Extension, unless Timken and the applicable extending Lender(s) agree to amend any such terms, and (v) to the extent the terms of the Extended Commitments are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Co-Administrative Agents.

(d)        In connection with such Extension, Timken, the Co-Administrative Agents and each applicable extending Lender shall execute and deliver to the Co-Administrative Agents an Additional Credit Extension Amendment and such other documentation, including opinions of counsel and other documentation consistent with the conditions in Section 5.01, all to the extent reasonably requested by the Co-Administrative Agents or the other parties to such Additional Credit Extension Amendment. The Co-Administrative Agents shall promptly notify each Lender as to the effectiveness of such Extension. Notwithstanding anything herein to the contrary, such Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate (but only to such extent), in the reasonable opinion of the Co-Administrative Agents and Timken, to implement the terms of any such Extension Offer, including any amendments necessary to establish Extended Commitments as a new tranche of revolving commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Co-Administrative Agents and Timken in connection with the establishment of such new tranche (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of any L/C Obligations or obligations under Swing Line Loans upon the expiration or termination of the commitments under any tranche), in each case on terms consistent with this Section 2.18.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.

(a)        Any and all payments by the Borrowers to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, (1) taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, or to which such Agent or such Lender has a present or former connection (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (2) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 11.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 3.01, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (3) any U.S. federal withholding taxes imposed under FATCA, and (4) taxes attributable to any Lender’s or the Paying Agent’s failure to comply with Section 3.01(d) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable by such Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Agent or such Borrower shall make such deductions, (iii) the Agent or such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) such Borrower shall furnish to the Paying Agent (which shall forward the same to such Agent or such Lender, as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Paying Agent.

(b)        In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)        Each Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by, or required to be deducted or withheld from a payment to, such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor. A certificate as to the amount of such payment or liability delivered to Timken by a Lender (with a copy to the Paying Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)        (i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to Timken and the Paying Agent, at the time or times reasonably requested by Timken or the Paying Agent, such properly completed and executed documentation reasonably requested by Timken or the Paying Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Timken or the Paying Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Timken or the Paying Agent as will enable the Borrowers or the Paying Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 3.01(d)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)        Without limiting the generality of the foregoing,

(A)        any Lender that is a U.S. Person shall deliver to Timken and the Paying Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Timken or the Paying Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)        any Lender that is not a U.S. Peron (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to Timken and the Paying Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Timken or the Paying Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Timken and the Paying Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Timken or the Paying Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Paying Agent to determine the withholding or deduction required to be made; and

(D)        if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Timken and the Paying Agent at the time or times prescribed by Law and at such time or times reasonably requested by Timken or the Paying Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Timken or the Paying Agent as may be necessary for Timken and the Paying Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Timken and the Paying Agent in writing of its legal inability to do so.

(e)        Unless required by applicable Law, at no time shall an Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(f)        If any Lender requires a Borrower to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall (at the request of the applicable Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Timken hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment conducted at a Borrower’s request.

3.02	Illegality.

If any Lender reasonably determines that the introduction of or Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Committed Currency in the applicable interbank market, then, upon notice thereof by such Lender to Timken (through the Agents), (a) any obligation of such Lender to make or maintain Committed Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Paying Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Agents and Timken that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Agents), prepay all Term SOFR Loans or Committed Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Paying Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, or, in the case of Term SOFR Loans or Committed Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Term SOFR Loans or Committed Currency Term Rate Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Paying Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Paying Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Each Lender agrees to notify the Paying Agent and Timken in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Committed Currency Daily Rate, Commitment Currency Term Rate or SOFR, as applicable. Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Committed Currency Loans, Term SOFR Loans or Base Rate Loans as to which the interest rate is determined with reference to Term SOFR, that Lender shall remain committed to make Base Rate Loans and shall be entitled to recover interest at the Base Rate (without giving effect to clause (c) thereof). Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03	Inability to Determine Rates.

(a)        Subject to clause (b) below, if in connection with any request for a Term SOFR Loan or a Committed Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, adequate and reasonable means do not exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or a Committed Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Agents or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Paying Agent will promptly so notify Timken and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans, Committed Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Paying Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Paying Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, continuation of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of Committed Currency Loans to the extent of the affected Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Equivalent in Dollars of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of the applicable Interest Period and (B) any outstanding affected Committed Currency Loans, at Timken’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Equivalent in Dollars of the amount of such outstanding Committed Currency Loan immediately, in the case of a Committed Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of a Committed Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of a Committed Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of a Committed Currency Term Rate Loan; provided that if no election is made by Timken (x) in the case of a Committed Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by Timken of such notice or (y) in the case of a Committed Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Committed Currency Term Rate Loan, Timken shall be deemed to have elected clause (1) above.

(b)        Benchmark Replacement.

(i)        Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (x)(a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (x)(b) or clause (y) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Paying Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis. No replacement of a Benchmark in a Committed Currency with a Benchmark Replacement pursuant to this Section 3.03(b)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)        Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Paying Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)        Notices; Standards for Decisions and Determinations. The Paying Agent will promptly notify Timken and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Paying Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Paying Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).

(iv)        Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (I) if the then-current Benchmark is a term rate (including Term SOFR Screen Rate or a Committed Currency Term Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Paying Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Paying Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (II) if a tenor that was removed pursuant to clause (I) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Paying Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)        Benchmark Unavailability Period. Upon Timken’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans or Committed Currency Loans to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Agreed Currency and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected Committed Currency Loan, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Committed Currency Loans, at the applicable Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Equivalent in Dollars of such Committed Currency) immediately or, in the case of Committed Currency Term Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Committed Currency Term Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Committed Currency Daily Rate Loan, if no election is made by the applicable Borrower by the date that is three (3) Business Days after receipt by the applicable Borrower of such notice, the applicable Borrower shall be deemed to have elected clause (1) above; provided, further that, with respect to any Committed Currency Term Rate Loan, if no election is made by the applicable Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the applicable Borrower of such notice and (y) the last day of the current Interest Period for the applicable Committed Currency Term Rate Loan, the applicable Borrower shall be deemed to have elected clause (1) above. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(c)        For purposes of this Section 3.03, those Lenders that do not have an obligation under this Agreement to make the relevant Loans in the relevant Committed Currency shall be excluded from any determination of Required Lenders.

3.04	Increased Cost and Reduced Return; Capital Adequacy.

(a)        If any Lender determines that as a result of the introduction of or any Change in Law or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to Term SOFR, the Committed Currency Daily Rate or the Committed Currency Term Rate or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern) and (ii) taxes excluded from the definition of “Taxes” set forth in Section 3.01), then from time to time upon demand of such Lender (with a copy of such demand to the Paying Agent), Timken shall pay (or cause the applicable Designated Borrower to pay) to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided, that such Lender shall be generally seeking, or intending generally to seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such credit facilities to do so) in similar circumstances.

(b)        If any Lender reasonably determines that the introduction of any Change in Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Paying Agent), Timken shall pay (or cause the applicable Designated Borrower to pay) to such Lender such additional amounts as will compensate such Lender for such reduction; provided, that such Lender shall be generally seeking, or intending generally to seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such credit facilities to do so) in similar circumstances.

3.05	Funding Losses.

(a)      Upon demand of any Lender (with a copy to the Paying Agent) from time to time, Timken shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)    any continuation, conversion, payment or prepayment of any Term SOFR Loan or Committed Currency Term Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan or Committed Currency Term Rate Loan on the date or in the amount notified by Timken;

(iii)    any assignment of a Term SOFR Loan or a Committed Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Timken pursuant to Section 11.16; or

(iv)    any failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Committed Currency on its scheduled due date or any payment thereof in a different currency;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Timken shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

(b)        [Reserved].

(c)        For purposes of calculating amounts payable by Timken (or the applicable Designated Borrower) to the Lenders or the Paying Agent under this Section 3.05, each Lender shall be deemed to have funded each Committed Currency Term Rate Loan made by it at the Committed Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Committed Currency Term Rate Loan was in fact so funded.

The Lenders (to the extent party to the Existing Credit Agreement and/or the Existing Term Loan Agreement) hereby waive any requirement of the Borrower to provide compensation pursuant to Section 3.05 of the Existing Credit Agreement, Section 3.05 of the Existing Term Loan Agreement and this Section 3.05 solely in connection with any such obligation to provide compensation that would result from borrowings, continuations, prepayments, and other payments occurring in connection with the Borrowing of any Revolving Credit Loans or Term Loans on the Closing Date or compliance with the conditions of Section 5.01(f).

3.06	Matters Applicable to All Requests for Compensation.

(a)        A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth a statement of reasons for such demand and the calculation of such additional amount or amounts to be paid to it hereunder in reasonable detail, and shall be conclusive in the absence of manifest error; provided, however, that no Agent or Lender may seek compensation under this Article III more than sixty (60) days after such Agent or Lender had actual knowledge that such amount or amounts were payable under this Article III. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)      Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, Timken may replace such Lender in accordance with Section 11.16.

3.07	Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

[RESERVED]

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01	Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)        The Co-Administrative Agents’ receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of Timken, if applicable, each dated such date (or, in the case of certificates of governmental officials, a recent date before such date) and each in form and substance satisfactory to the Co-Administrative Agents and the Lenders:

(i)        executed counterparts of this Agreement, sufficient in number for distribution to each Agent, each Lender and Timken;

(ii)        a Note executed by Timken in favor of each Lender requesting a Note;

(iii)   such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Timken as the Co-Administrative Agents and the Lenders may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which Timken is a party or is to be a party;

(iv)    such documents and certifications as the Co-Administrative Agents and the Lenders may reasonably require to evidence that Timken is duly organized or formed, and that Timken is validly existing and in good standing in its jurisdiction of organization;

(v)    a favorable opinion of Jones Day, counsel to Timken, addressed to the Co-Administrative Agents and each Lender, in form and substance reasonably satisfactory to the Co-Administrative Agents;

(vi)    a certificate of a Responsible Officer of Timken either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by Timken and the validity against Timken of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)    a certificate signed by a Responsible Officer of Timken certifying (A) that the representations and warranties of Timken contained in Article VI or any other Loan Document, or which are contained in any document furnished by Timken at any time under or in connection herewith or therewith, are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as qualified thereby) on and as such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (B) that the condition specified in Section 5.02(b) has been satisfied and (C) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)    a certificate attesting to the Solvency of Timken and its Subsidiaries on a consolidated basis, after giving effect to the consummation of the transaction contemplated hereby, from Timken’s Chief Financial Officer;

(ix)    (A) Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, Timken shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) days prior to the Closing Date, and (B) at least three (3) days prior to the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver, to each Lender that so requests, a Beneficial Ownership Certification; and

(x)    such other assurances, certificates, documents, consents or opinions as the Co-Administrative Agents may reasonably require.

(b)        All fees required to be paid by Timken in connection with the Loan Documents on or before the Closing Date shall have been paid in full.

(c)        All accrued reasonable and documented out-of-pocket expenses of the Co-Administrative Agents reimbursable pursuant to Section 11.04 hereof, including, without limitation, Attorney Costs for which Timken has received a reasonably detailed invoice at least five (5) days prior to the Closing Date, shall have been paid in full.

(d)    The absence of any action, suit, investigation or proceeding pending or, to the knowledge of Timken, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(e)    There shall not have occurred a material adverse change in, or material adverse effect upon, the business or financial condition of Timken and its Subsidiaries taken as a whole since December 31, 2021.

(f)    The Agents shall have received evidence that the Borrowers shall have (or concurrently with the initial credit extensions to be made on the Closing Date will have) (i) (A) paid all accrued and unpaid interest on the outstanding Loans (as defined in the Existing Credit Agreement) through the Closing Date, (B) repaid in full any Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Closing Date and (C) paid all accrued facility and letter of credit fees owing to the existing lenders under the Existing Credit Agreement through the Closing Date and (ii) repaid in full and terminated the Existing Term Loan Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Co-Administrative Agents shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02	Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Committed Currency Term Rate Loans) is subject to the following conditions precedent:

(a)      The representations and warranties of Timken contained in Article VI (other than Sections 6.05(c), 6.06 and 6.09) or any other Loan Document, or which are contained in any document furnished by Timken at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as qualified thereby) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01.

(b)      No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)      The Paying Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)      If the Request for Credit Extension is made by or on behalf of any Designated Borrower, then the conditions of Section 2.17 to the designation of such Designated Borrower shall have been met to the satisfaction of the Co-Administrative Agents.

(e)    In the case of a Credit Extension to be denominated in a Committed Currency, such currency remains an Eligible Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Committed Currency Term Rate Loans) submitted by Timken shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Timken represents and warrants to the Agents and the Lenders that:

6.01	Existence, Qualification and Power; Compliance with Laws.

Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.02	Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (except for any Liens that may arise under the Loan Documents) under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) except as would not be reasonably likely to have a Material Adverse Effect, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) except as would not be reasonably likely to have a Material Adverse Effect, violate any Law.

6.03	Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (other than filings under the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder) by any Loan Party is necessary or required in connection with the execution, delivery or performance by, or enforcement or exercise of rights or remedies against, any Loan Party of this Agreement or any other Loan Document, except for those that have already been obtained.

6.04	Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar or laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity.

6.05	Financial Statements; No Material Adverse Effect.

(a)        The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of Timken and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Timken and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to the extent required by GAAP.

(b)        The unaudited consolidated financial statements of Timken and its Subsidiaries dated September 30, 2022, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of Timken and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)        Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

6.06	Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Timken, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against Timken or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

6.07	No Default.

Neither Timken nor any Subsidiary is in default under or with respect to any Contractual Obligation where such default, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.08	Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and valid title in fee simple to, or valid leasehold interests in, all real property necessary and used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09	Environmental Compliance.

Except as otherwise set forth on Schedule 6.09, Timken and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and known Environmental Liabilities on their respective businesses, operations and properties, and as a result thereof Timken has reasonably concluded that such Environmental Laws and known Environmental Liabilities, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10	Taxes.

Timken and its Subsidiaries have filed all federal and material state income tax returns and other material tax returns and reports required to be filed, and have paid all federal, material state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Timken or any Subsidiary that would, if made, have a Material Adverse Effect. As of the Closing Date, neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement, except for (i) tax sharing agreements solely among any of the Loan Parties and (ii) the tax sharing agreement by and between Timken and TimkenSteel Corporation dated June 30, 2014.

6.11	Pension Plans.

(a)        Except as set forth on Schedule 6.11 hereto, (i) neither Timken nor any Loan Party has incurred any withdrawal liability (within the meaning of Part 1 of Subtitle E of Title IV of ERISA) with respect to any Multiemployer Plan, (ii) no Loan Party has incurred any liability under Section 502(i) of ERISA or Section 4975 of the Code with respect to the Plans, (iii) no ERISA Event has occurred and neither Timken nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event, (iv) neither Timken nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan, (v) neither Timken nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, (vi) each Plan is in material compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, (vii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the IRS, (viii) Timken and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, except, with respect to subsections (i) through (viii) above, as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)        There are no pending or, to the knowledge of Timken, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.

(c)        Timken represents and warrants as of the Closing Date that Timken is not and will not be using “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

6.12	Margin Regulations; Investment Company Act.

(a)        Timken is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)        None of Timken, any Person Controlling Timken, or, after the Springing Guaranty Date, any Guarantor is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.13	Disclosure.

As of the Closing Date, no written report, financial statement, certificate or other information (other than projections, other forward-looking information or information of a general economic nature) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (when taken together, and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information provided by Timken or that is otherwise described on Schedule 6.13, Timken represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of the circumstances under which they were made.

6.14	Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.15	OFAC; Sanctions.

Neither Timken, nor any of its Subsidiaries, nor, to the knowledge of Timken and its Subsidiaries, any director, officer, controlled affiliate, agent, advisor, employee or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently an individual or entity with whom dealings are prohibited under any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or any other replacement official publication of such list or (iii) located, organized or resident in a Designated Jurisdiction. Timken and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

6.16	Anti-Corruption Laws.

Timken and its Subsidiaries and, to their knowledge, their respective directors, officers, employees, agents, advisors and affiliates have conducted their businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote compliance with such laws.

6.17	Affected Financial Institution.

No Loan Party is an Affected Financial Institution.

6.18	Beneficial Ownership Certification.

As of the Closing Date, to the knowledge of the Borrowers, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until such time as the Obligations have been Fully Satisfied, Timken shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02 and 7.03) cause each Subsidiary to:

7.01	Financial Statements.

Deliver to each Agent and each Lender, in form and detail satisfactory to the Co-Administrative Agents:

(a)        within ninety (90) days after the end of each fiscal year of Timken, a consolidated balance sheet of Timken and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of either a Pre-Approved Accounting Firm or another independent certified public accountant of nationally recognized standing selected by Timken and reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)        within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Timken, a consolidated balance sheet of Timken and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Timken’s fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of Timken as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Timken and its Subsidiaries, which shall have been prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

In lieu of furnishing to the Paying Agent paper or electronic copies of the documents required to be delivered pursuant to Sections 7.01(a) and 7.01(b), to the extent such documents are filed with the SEC, the documents shall be deemed to have been delivered on the date on which Timken posts such documents on its website or on the SEC’s EDGAR system. Notwithstanding the foregoing, Timken shall deliver paper or electronic copies of such documents to any Lender that requests Timken to deliver such paper or electronic copies.

7.02	Certificates; Other Information.

Deliver to the Paying Agent (who will make available to the Lenders), in form and detail satisfactory to the Co-Administrative Agents:

(a)        concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of Timken;

(b)        copies of all annual, regular, periodic and special reports and registration statements which Timken have filed with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor;

(c)        promptly following any request therefor, information and documentation reasonably requested by any Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(d)        promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as any Agent or any Lender may from time to time reasonably request.

In lieu of furnishing to the Paying Agent paper or electronic copies of the documents required to be delivered pursuant to Section 7.02(b), to the extent such documents are filed with the SEC or posted on Timken’s website, the documents shall be deemed to have been delivered on the date on which Timken posts such documents on its website or on the SEC’s EDGAR system. Notwithstanding the foregoing, Timken shall deliver paper or electronic copies of such documents to any Lender that requests Timken to deliver such paper or electronic copies.

Notwithstanding anything contained herein, in every instance Timken shall be required to provide electronic copies of the Compliance Certificates required by Section 7.02(a) to the Paying Agent (who will make such copies available to the Lenders). Except for such Compliance Certificates, the Co-Administrative Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Timken with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Timken hereby acknowledges that (a) the Agents and/or Affiliates thereof will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Timken hereunder (collectively, the “Borrower Materials”) by posting Timken Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Timken or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities.

Timken hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Timken shall be deemed to have authorized the Agents, any Affiliate thereof, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although the parties acknowledge that such information may still be sensitive and/or proprietary) with respect to Timken or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Agents and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.” For purposes of clarification, (i) any materials not marked “PUBLIC” shall be deemed to be material non-public information and (ii) notwithstanding the foregoing, Timken shall be under no obligation to mark any particular Borrower Materials “PUBLIC.”

7.03	Notices.

Promptly after a Responsible Officer has knowledge thereof, notify each Co-Administrative Agent (who shall provide such notice to each Lender):

(a)        of the occurrence of any Default or Event of Default; and

(b)        of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to subparts (a) and (b) of this Section 7.03 shall be accompanied by a statement of a Responsible Officer of Timken setting forth details of the occurrence referred to therein and stating what action Timken has taken and proposes to take with respect thereto.

7.04	[Reserved].

7.05	Preservation of Existence, Etc.

(a)        Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.06	Maintenance of Properties.

(a)        Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted, except to the extent that the continued maintenance of such property is no longer economically desirable as determined in good faith by Timken or in connection with any transaction not prohibited by Section 8.04 or Section 8.05; and

(b)        make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.07	Maintenance of Insurance.

Maintain insurance with reputable insurance companies or maintain a self-insurance program, with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

7.08	Compliance with Laws.

Comply in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

7.09	Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Timken or such Subsidiary, as the case may be.

7.10	Inspection Rights.

Within ten (10) Business Days of delivery of the notice referred to below, permit representatives and independent contractors of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance written notice to Timken; provided, however, that unless an Event of Default has occurred and is continuing at the time such inspection commences, (a) only the Co-Administrative Agents on behalf of the Lenders may exercise such inspection rights and (b) the Co-Administrative Agents shall not exercise such rights more often than one time during any calendar year; provided, further, that notwithstanding anything to the contrary herein, none of Timken or any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of Timken or any of its Subsidiaries and/or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to the Agents (or any Person acting on its behalf in connection with the foregoing) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or that constitutes attorney work product or (iv) in respect of which Timken or any of its Subsidiaries owes confidentiality obligations to any third party (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 7.10); provided, however, that, with respect to clauses (iii) and (iv), Timken agrees to use commercially reasonable efforts to obtain waivers of such obligations or otherwise provide such information that does not violate such obligations.

7.11	Use of Proceeds.

Use the proceeds of the Credit Extensions (a) for working capital, capital expenditures, Permitted Acquisitions and other lawful corporate purposes, (b) to refinance the Existing Credit Agreement, (c) to repay the Existing Term Loan Agreement, (d) to repay Indebtedness under the Senior Notes and (e) to repay those certain 3.875% Senior Notes due 2024, in each case, not in contravention of any Law or of any Loan Document.

7.12	Covenant to Guarantee Obligations.

At any time following the Springing Guaranty Date, Timken shall, at Timken’s expense:

(i)    cause all Material Subsidiaries (other than (x) a special purpose entity established to facilitate a securitization or other financing of accounts receivable or other assets of any Loan Party otherwise permitted hereunder (each a “Receivables Subsidiary”) or (y) any Excluded Subsidiary) within sixty (60) days (or such later date as agreed by the Co-Administrative Agents in their sole discretion) after the Springing Guaranty Date, to duly execute and deliver to the Co-Administrative Agents a Subsidiary Guaranty Agreement in substantially the same form as Exhibit G, Guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii)    upon (x) the formation or acquisition of any new direct or indirect Domestic Subsidiary by any Loan Party that is a Material Subsidiary or (y) any existing direct or indirect Domestic Subsidiary of any Loan Party becoming a Material Subsidiary (for purposes of this clause (ii) as determined by the financial statements delivered pursuant to Section 7.01(a) and (b)), cause such Material Subsidiary (other than (x) a Receivables Subsidiary or (y) any Excluded Subsidiary) within thirty (30) days (or such later date as agreed by the Co-Administrative Agents in their sole discretion) after such formation or acquisition or becoming a Material Subsidiary, and cause each direct and indirect parent of such Material Subsidiary (if it has not already done so), to duly execute and deliver to the Co-Administrative Agents a Joinder Agreement in substantially the same form as Exhibit F, guaranteeing the other Loan Parties’ obligations under the Loan Documents, and

(iii)    within sixty (60) days (or such later date as agreed by the Co-Administrative Agents in their sole discretion) after such formation or acquisition or becoming a Material Subsidiary, deliver to the Co-Administrative Agents, upon the request of the Co-Administrative Agents in their sole discretion, a signed copy of a favorable opinion, addressed to the Co-Administrative Agents and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Co-Administrative Agents relating to the matters described in clause (a) above, including any such Subsidiary Guaranty Agreement or Joinder Agreement, as applicable, being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with its terms (it being understood and agreed that the form, content and scope of the legal opinions delivered on the Closing Date are acceptable);

provided, however, that, notwithstanding anything in any Loan Document to the contrary, in no event will any Excluded Subsidiary or Receivables Subsidiary be required to provide a Subsidiary Guaranty Agreement or Joinder Agreement under any Loan Document.

7.13	[Reserved].

7.14	Further Assurances.

Promptly upon request by any Co-Administrative Agent, or any Lender through any Co-Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as any Agent, or any Lender through any Co-Administrative

Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

7.15	Anti-Corruption Laws; Sanctions.

Conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and any other similar applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote compliance with such laws and Sanctions.

ARTICLE VIII

NEGATIVE COVENANTS

Until such time as the Obligations have been Fully Satisfied, Timken shall not, nor shall it permit any Subsidiary to, directly or indirectly:

8.01	Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned (but not leased) or hereafter acquired (but not leased), other than the following:

(a)        Liens existing as of the Closing Date, that are listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not changed and the amount not increased or the direct or any contingent obligor changed and if such Lien is a Lien securing Priority Debt, any renewal or extension of the obligations secured or benefited thereby is not prohibited by Section 8.03;

(b)        Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d)        pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)        deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)        easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)        Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

(h)        Liens on or transfers of accounts receivable and contracts, and instruments and other assets related thereto arising in connection with the sale of such accounts receivable pursuant to Section 8.05(g);

(i)        Liens securing any Indebtedness of Timken and its Subsidiaries that is not prohibited by Section 8.03;

(j)        Liens, if any, in favor of the L/C Issuer and/or the Swing Line Lender to Cash Collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder;

(k)        Liens securing Indebtedness of a Subsidiary owing to any Loan Party;

(l)        Liens on any property owned by Timken or any Subsidiary, in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the Lien;

(m)        Liens incidental to the conduct of Timken’s or any Subsidiary’s business or the ownership of such entity’s assets which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of the assets of Timken and its Subsidiaries, taken as a whole, or materially impact the use thereof in the operation of such entity’s business; and

(n)        pledges or deposits to secure public or statutory obligations or to secure performance in connection with tenders, leases of real property, or bids of contracts and pledges or deposits made in the ordinary course of business for similar purposes.

8.02	Acquisitions and Joint Ventures.

(a)        Purchase or acquire all of the Equity Interests in, or all or substantially all of the property and assets of, any Person (other than any Subsidiary of Timken) that, upon the consummation thereof, will be wholly owned directly by Timken or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) except any such purchase or acquisition made pursuant to this Section 8.02(a) so long as:

(i)    the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall not be substantially different than the lines of business currently conducted by Timken and its Subsidiaries or any business reasonably related, incidental, ancillary, supportive, synergistic, supplementary or complementary thereto, or a reasonable or logical extension thereof (excluding any non-core incidental business or other immaterial businesses); and

(ii)    (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, (B) Timken shall be in compliance with the covenants set forth in Section 8.11 on a Pro Forma Basis after giving effect to such purchase or acquisition and

(C) if the total cash and non-cash consideration (including earn-outs, hold-backs and other deferred payment of consideration) paid or to be paid for any such purchase or acquisition exceeds $200,000,000, Timken shall provide to the Co-Administrative Agents a certificate signed by a Responsible Officer of Timken demonstrating such compliance required pursuant to clause (B) herein.

(b)        Make Investments in joint ventures (other than any Subsidiaries) except (i) such Investments existing as of the Closing Date and (ii) such Investments by Timken and its Subsidiaries not otherwise permitted under this Section 8.02(b); provided that, in the case of Investments described in clause (b)(ii), (1) the aggregate amount of such Investments made during any fiscal year in such joint ventures pursuant to this clause (b)(ii) shall not exceed $150,000,000 for such fiscal year and (2) no Default or Event of Default shall have occurred and be continuing before and immediately after giving effect to any such Investment.

8.03	Indebtedness.

Create, incur, assume or suffer to exist any Priority Debt except:

(a)        Priority Debt at any one time outstanding not to exceed seventeen percent (17%) of total assets of Timken and its Subsidiaries on a consolidated basis;

(b)        Indebtedness of Foreign Subsidiaries in respect of working capital facilities in an aggregate principal amount not to exceed $75,000,000;

(c)        (i) Indebtedness of the Receivables Subsidiaries incurred in connection with the sale of accounts receivable and related assets pursuant to Section 8.05(g) so long as the aggregate principal amount of Indebtedness of all Receivables Subsidiaries relating thereto (exclusive of Indebtedness incurred pursuant to clause (ii) below) does not exceed $150,000,000 at any time and (ii) Indebtedness of the Receivables Subsidiaries to any Subsidiary incurred in connection with the Receivables Facility for the purchase of accounts receivable and related assets; and

(d)        obligations (contingent or otherwise) of Timken or any Subsidiary existing or arising under any Swap Contract designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice.

8.04	Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of any Loan Party or any Subsidiary (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)        any Subsidiary may merge with (i) Timken, provided that Timken shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that, after the Springing Guaranty Date, when any Guarantor is merging with another Subsidiary that is not a Guarantor, the Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall promptly thereafter become a Guarantor;

(b)        any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Timken or to another Subsidiary; provided that, after the Springing

Guaranty Date, if the transferor in such a transaction is a Guarantor, then the transferee must either be Timken or a Guarantor or the transferee shall promptly thereafter become a Guarantor;

(c)        in connection with any acquisition permitted under Section 8.02, any Subsidiary of Timken may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of Timken;

(d)        any Disposition permitted by Section 8.05; and

(e)        any Subsidiary that is not a Material Subsidiary may dissolve or liquidate;

provided, however, that in each case, immediately after giving effect thereto, in the case of any such merger to which Timken is a party, Timken is the surviving corporation.

8.05	Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a)        Dispositions of surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)        Dispositions of inventory in the ordinary course of business;

(c)        Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)        Dispositions of property by any Subsidiary to Timken or to a wholly-owned Subsidiary;

(e)        Dispositions permitted by Section 8.04;

(f)        Dispositions by Timken and its Subsidiaries not otherwise permitted under this Section 8.05; provided that (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition, (ii) Timken shall be in compliance with the covenant set forth in Section 8.11(a) on a Pro Forma Basis after giving effect to any such Disposition and (iii) if the net book value of the assets sold, leased or otherwise Disposed of in any such Disposition exceeds $200,000,000, Timken shall provide to the Co-Administrative Agents a certificate signed by a Responsible Officer of Timken demonstrating such compliance required pursuant to clause (ii) herein;

(g)        the limited recourse sale of accounts receivable and related assets in connection a transaction permitted by Section 8.03(c) (the “Receivables Facility”);

(h)        Dispositions of cash or Cash Equivalents for purposes not otherwise prohibited under this Agreement or under any other Loan Document;

(i)        Dispositions of assets that are no longer used or useful in the business of Timken and its Subsidiaries; and

(j)        so long as no Default or Event of Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 8.05(f);

provided, however, that any Disposition pursuant to Section 8.05(a) through Section 8.05(i) shall be for fair value as determined by Timken or the applicable Subsidiary in its reasonable business judgment.

8.06	[Reserved].

8.07	Change in Nature of Business.

Engage in any material line of business that is not of the same general type as those lines of business conducted by Timken and its Subsidiaries on the Closing Date or any line of business reasonably related, incidental, ancillary, supportive, synergistic, supplementary or complementary thereto, or a reasonable or logical extension thereof (or any non-core incidental business acquired in connection with an acquisition not prohibited under this Agreement and other immaterial businesses).

8.08	Transactions with Affiliates.

Except as otherwise specifically permitted in this Agreement, enter into any material transaction with any Affiliate of Timken, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Timken or such Subsidiary, when taken as a whole, as would be obtainable by Timken or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except (i) transactions between or among Timken and its Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction, (ii) the transactions identified on Schedule 8.08, (iii) transactions relating to the Receivables Facility, (iv) issuances of Equity Interests of Timken to the extent otherwise permitted by this Agreement, (v) employment and severance arrangements between Timken and its Subsidiaries and their respective officers and employees in the ordinary course of business, (vi) payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers and employees of Timken and its Subsidiaries in the ordinary course of business, and (vii) any payments to or from, and transactions with any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto).

8.09	[Reserved].

8.10	Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, in each case of the foregoing, in any manner that would violate Regulation U, or X of the FRB.

8.11	Financial Covenants.

(a)        Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio at any time to be greater than 3.50 to 1.0; provided that, following the consummation of a Qualified Acquisition and receipt by the Co-Administrative Agents of a Leverage Increase Notice, the Consolidated Net Leverage Ratio shall not be greater than 4.00 to 1.0 during such Leverage Increase Period; provided, further, that, after the occurrence of any Leverage Increase Period, the

Consolidated Net Leverage Ratio shall be no greater than 3.50 to 1.0 as of the end of at least one fiscal quarter before a subsequent Leverage Increase Period may be permitted to commence.

(b)        Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio at any time to be less than or equal to 3.00 to 1.0.

8.12	Sanctions.

Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner, in each case as would result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

8.13	Anti-Corruption Laws.

Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or cause a material breach of any other similar applicable anti-corruption legislation in other jurisdictions, including the UK Bribery Act 2010.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01	Events of Default.

Any of the following shall constitute an Event of Default:

(a)        Non-Payment. Any Borrower, as applicable, fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder or (iii) within ten (10) days after written notice thereof, any other amount due hereunder; or

(b)        Specific Covenants. Timken fails to perform or observe any term, covenant or agreement contained in (i) any of Section 7.03, 7.05, 7.11 or 7.12, or Article VIII or (ii) any of Section 7.01(a) or (b) or 7.02(a) and such failure continues for ten (10) days after the earlier of the date on which (i) a Responsible Officer of Timken has knowledge of such failure or (ii) notice is given from the Paying Agent to Timken at the request of the Required Lenders that Timken is to remedy the same; or

(c)        Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 9.01(a) or 9.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of the date on which (i) a Responsible Officer of Timken has knowledge of such failure or (ii) notice is given from the Paying Agent to Timken at the request of the Required Lenders that Timken is to remedy the same; or

(d)        Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Timken or any other Loan Party herein,

in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)        Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due and payable after giving effect to any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which Timken or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that clause (i)(B) shall not apply to (x) secured Indebtedness that becomes due and payable (or redeemable) as a result of the voluntary Disposition of the property securing such Indebtedness (to the extent permitted under the Credit Agreement), or (y) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 8.03, and, for the avoidance of doubt, clause (ii) shall not apply to any termination events or equivalent events pursuant to the terms of any Swap Contract that are not the result of any default thereunder by Timken or any Subsidiary; provided further that with respect to any failure described under clauses (i)(A) or (i)(B) above, such failure is unremedied and is not waived by the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article IX; or

(f)        Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)        Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Material Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

(h)        Judgments. There is entered against any Loan Party or any Material Subsidiary a final and non-appealable judgment or order of any court for the payment of money in an aggregate amount exceeding the Threshold Amount, (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or

(i)        ERISA. Except as is not reasonably expected to result in a Material Adverse Effect: (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or is reasonably expected to result in liability of Timken under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Timken or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)        Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)        Change of Control. There occurs any Change of Control.

9.02	Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Co-Administrative Agents shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)        declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)        declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Timken;

(c)        require that Timken Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)        exercise on behalf of themselves, the other Agents and the Lenders all rights and remedies available to them, the other Agents and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Timken to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.

9.03	Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Paying Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including Attorney Costs and amounts payable under Article III) payable to the Agents in their capacities as such ratably among them in proportion to the amounts described in this clause First payable to them;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, ratably among the Lenders (and, in the case of such Swap Contracts, Swap Banks) and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, (c) payments of amounts due under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank and (d) the Paying Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Swap Banks or Treasury Management Banks, as applicable) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Agents and the Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agents and the Lenders on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Timken or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE X

AGENTS

10.01	Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America and KeyBank to act on its behalf as the Agents hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuer, and neither Timken nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Co-Administrative Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.02	Rights as a Lender.

The Persons serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

10.03	Exculpatory Provisions.

No Agent nor any Arranger shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, each Agent, each Arranger and its Related Parties:

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)        shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, such Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by such Agent herein.

No Agent shall be liable for any action taken or not taken by such Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until notice in writing describing such Default is given to such Agent by Timken, a Lender, the L/C Issuer or another Agent.

No Agent shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

10.04	Reliance by Agents.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05	Delegation of Duties.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

10.06	Removal and Resignation of Agents.

(a)        Any Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Timken. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with, so long as no Default or Event of Default exists, the consent of Timken, which shall not be unreasonably withheld or delayed) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States or another entity a material business of which is or will be providing administrative agency services. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders and the L/C Issuer (with, so long as no Default or Event of Default exists, the consent of Timken, which shall not be unreasonably withheld or delayed), appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)        If at any time the Person serving as an Agent is a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to Timken and such Person, remove such Person as an Agent and appoint (with, so long as no Default or Event of Default exists, the consent of Timken, which shall not be unreasonably withheld or delayed) a successor.

If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)        With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Timken to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Timken and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 11.04 and 11.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.

(d)        Any resignation by KeyBank as a Paying Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as the Paying Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07	Non-Reliance on Agents, Arrangers and Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that none of any Agent nor any Arranger has made any representation or warranty to it, and that no act by any Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent or any Arranger to any Lender or the L/C Issuer as to any matter, including whether any Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to each Agent and each Arranger that it has, independently and without reliance upon any Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

10.08	No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, Arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the applicable Agent, a Lender or the L/C Issuer hereunder.

10.09	Agents May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Co-Administrative Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Co-Administrative Agents shall have made any demand on Timken) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Agents under Sections 2.03(h) and (i), 2.09, 11.04 and 11.05) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Paying Agent and, in the event that the Paying Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Paying Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.09, 11.04 and 11.05.

Nothing contained herein shall be deemed to authorize the Co-Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Co-Administrative Agents to vote in respect of the claim of any Lender in any such proceeding.

10.10	Guaranty Matters.

At any time following the Springing Guaranty Date, if any Guarantor ceases to be a Subsidiary as a result of a transaction permitted hereunder, such Person shall be automatically released from its obligations under the Subsidiary Guaranty Agreement, pursuant to this Section 10.10. The Co-Administrative Agents will, at Timken’s reasonable expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Guarantor from its obligations under the Subsidiary Guaranty Agreement in accordance with the terms of the Loan Documents and this Section 10.10.

10.11	Lender ERISA Representation.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Co-Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Timken or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Co-Administrative Agents, in their sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Co-Administrative Agents and not, for the avoidance of doubt, to or for the benefit of Timken or any other Loan Party, that no Co-Administrative Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by any Co-Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.12	Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time any Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to such Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to such Agent, at the greater of the Federal Funds Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The applicable Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE XI

MISCELLANEOUS

11.01	Amendments, Etc.

Subject to Section 3.03, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Timken or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Agents with the consent of the Required Lenders) and Timken or the applicable Loan Party, as the case may be, and acknowledged by the Co-Administrative Agents, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(b)    postpone any date scheduled for any payment of principal or interest under Section 2.07 or 2.08, or any date fixed for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(d)    change any provision of this Section 11.01 or the definitions of “Required Lenders” or “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(e)    at any time following the Springing Guaranty Date, release all or substantially all of the value of the Guarantees of the Obligations hereunder without the written consent of each Lender, except to the extent the release of any such Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Co-Administrative Agents alone);

(f)    at any time there exists a Designated Borrower, release Timken from its obligations as a Guarantor under the Loan Documents with respect to the Designated Borrower Obligations without the written consent of each Lender;

(g)    amend Section 2.13 or 9.03, without the written consent of each Lender directly affected thereby; provided, however, that Section 2.13 may be amended solely with the consent of the Required Lenders to provide for ratable sharing of payments within the same tranche of Loans rather than across all Loans in the event that one or more additional borrowing tranches is added hereunder;

(h)    amend the definition of “Committed Currencies” without the written consent of each Revolving Credit Lender; or

(i)    after the Closing Date, waive, amend or modify any condition precedent set forth in Section 5.02 without the written consent of the Required Revolving Credit Lenders (and if the approval set forth in this clause (j) is obtained, the consent of any other Lender (including, for the avoidance of doubt, the Required Lenders) shall not be required);

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued, deemed issued, or to be issued by the L/C Issuer; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document; (iv) Section 11.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) the Bank of America Fee Letter, the KeyBank Fee Letter, the PNC Fee Letter and the JPMorgan Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (vi) the Agents and Timken may make amendments contemplated by Section 3.03(b). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, this Agreement may be amended or amended and restated without the consent of any Lender (but with the consent of Timken and the Co-Administrative Agents) if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding any provision herein to the contrary, if the Co-Administrative Agents and Timken acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Co-Administrative Agents and Timken shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement so long as (x) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (y) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof from the Co-Administrative Agents and the Co-Administrative Agents shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

11.02	Notices and Other Communications; Facsimile Copies.

(a)    General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)        if to Timken, any Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)        if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Timken).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Co-Administrative Agents (which include those set forth in the penultimate paragraph of Section 7.02), provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Co-Administrative Agents that it is incapable of receiving notices under such Article by electronic communication; provided, further, that Lenders and the L/C Issuer agree that all notices and other communications to the Lenders and the L/C Issuer may be delivered by e-mail. The Co-Administrative Agents, the Swing Line Lender, any L/C Issuer or Timken may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Subject to the penultimate paragraph of Section 7.02, unless the Co-Administrative Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR

ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Co-Administrative Agents or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Timken’s or the Co-Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of Timken, each Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of Timken, to the Co-Administrative Agents). Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Timken, the Agents, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Agents from time to time to ensure that the Agents have on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Timken or its securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Agents, L/C Issuer and Lenders. The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of Timken even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein and (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify each Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

11.03	No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and as provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, each Agent in accordance with Section 10.01 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the applicable Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to such Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04	Attorney Costs and Expenses.

Timken shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents and their Affiliates (including Attorney Costs for the Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Co-Administrative Agents, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Agents, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

11.05	Indemnification by Timken.

(a)    Timken shall indemnify each Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (limited to one counsel for all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Timken or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution (including any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record) or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Co-Administrative Agents (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Timken or any of its Subsidiaries, giving rise to any Environmental Liability related in any way to Timken or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Timken or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) a material breach of the obligations of such Indemnitee under this Agreement and (z) any proceeding that does not involve an act or omission by Timken or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than an Arranger, the Agents, L/C Issuer, Swing Line Lender or any other agent hereunder, in each case, in its capacity as such). Without limiting the provisions of Section 3.01, this Section 11.05(a) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

(b)    Reimbursement by Lenders. To the extent that Timken for any reason fails to indefeasibly pay any amount required under subsection (a) of this Section to be paid by it to any Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing (and without limiting the obligation of any of them), each Lender severally agrees to pay to such Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent (or any such subagent) or the L/C Issuer or Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), L/C Issuer or Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (b) are subject to the provisions of Section 2.12(e).

(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Timken and each Indemnitee shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against (x) any Indemnitee or (y) Timken or any of its Subsidiaries or Affiliates (other than in respect to any such damages incurred or paid by an Indemnitee to a third party), as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or

Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(d)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(e)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of any Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.06	Payments Set Aside.

To the extent that any payment by or on behalf of any Borrower is made to any Agent, the L/C Issuer or any Lender, or any Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Paying Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.07	Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that (1) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Paying Agent and each Lender and (2) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the

Related Parties of each of the Paying Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Paying Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in the respect of the Term Facility, unless each of the Paying Agent and, so long as no Event of Default has occurred and is continuing, Timken otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of Timken (such consent not to be unreasonably conditioned, withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Timken shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Co-Administrative Agents within ten (10) Business Days after having received notice thereof;

(B)    the consent of the Paying Agent (such consent not to be unreasonably conditioned, withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)    the consent of the L/C Issuer (such consent not to be unreasonably conditioned, withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)    the consent of the Swing Line Lender (such consent not to be unreasonably conditioned, withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Paying Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Paying Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Paying Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to Timken or any of Timken’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Paying Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Timken and the Co-Administrative Agents, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agents, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Paying Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. The Paying Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Paying Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Paying Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender which it has received notice. The Register shall be available for inspection by Timken, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Co-Administrative Agents, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or Timken or any of Timken’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Timken, the Agents, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.05(b) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, Timken agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, and the requirements and limitations in Section 3.01(d) (it being understood that the documentation required under Section 3.01(d) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Timken, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, however, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other Obligations under the Loan Documents) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)    Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time KeyBank assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, KeyBank may, (i) upon thirty (30) days’ notice to Timken and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to Timken, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, Timken shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by Timken to appoint any such successor shall affect the resignation of KeyBank as L/C Issuer or Swing Line Lender, as the case may be. If KeyBank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If KeyBank resigns as Swing Line Lender, it shall retain all the rights, powers, privileges and duties of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Credit Loans that are Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to KeyBank to effectively assume the obligations of KeyBank with respect to such Letters of Credit.

(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Paying Agent and Timken (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Timken under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Timken and the Paying Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

11.08	Confidentiality.

Each of the Agents, the L/C Issuer and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors who need to know such Information (and provided that such Information is only used by such Affiliates’ directors, officers, employees, agents, accountants, auditors, legal counsel and other advisors in connection with the services for which such Information is necessary) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of Timken; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.08 or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than Timken; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating, or any self-regulatory body having or claiming authority to regulate or oversee, any Lender or any Affiliate of a Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender) or (k) on a confidential basis, to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 11.08, “Information” means all information received from any Loan Party from time to time provided during the term of this Agreement (including, without limitation at bank meetings) relating to any Loan Party or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 11.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Without limiting the generality of the foregoing, it is Timken’s intent that this Section 11.08 comply with the requirements of Regulation FD promulgated by the Securities and Exchange Commission and Rule 100(b)(2) thereunder.

Each of the Agents, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Timken or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.09	Setoff.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender, the L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to Timken or any other Loan Party, any such notice being waived by Timken (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender, L/C Issuer or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agents for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agents a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees promptly to notify Timken and the Paying Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender and their respective Affiliates under this Section 11.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Agent, such Lender and their respective Affiliates may have.

11.10	Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11	[Reserved].

11.12	Integration; Effectiveness.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.13	Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until such time as the Obligations have been Fully Satisfied.

11.14	Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Co-Administrative Agents, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.15	[Reserved].

11.16	Replacement of Lenders.

If Timken is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Timken may, at its sole expense and effort, upon notice to such Lender and the Co-Administrative Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)      Timken shall have paid to the Paying Agent the assignment fee (if any) specified in Section 11.07(b);

(b)      such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Timken (in the case of all other amounts);

(c)      in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)      such assignment does not conflict with applicable Laws; and

(e)      in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Timken to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.16 may be effected pursuant to an Assignment and Assumption executed by Timken, the Co-Administrative Agents and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 11.16 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) any Lender that acts as an Agent may not be replaced hereunder except in accordance with the terms of Section 10.06.

11.17	Judgment.

(a)      If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Bank of America could purchase Dollars with such other currency at Bank of America’s principal office in London at 5:00 p.m. on the Business Day preceding that on which final judgment is given.

(b)      If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Bank of America could purchase such Committed Currency with Dollars at Bank of America’s principal office in London at 5:00 p.m. on the Business Day preceding that on which final judgment is given.

(c)      The obligation of the Borrowers in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or any Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or such Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or such Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency. If the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or such Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or any Agent (as the case may be) in the applicable Primary Currency, such Lender or such Agent (as the case may be) agrees to remit to such Borrower such excess.

11.18	Substitution of Currency.

(a)      Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)      Each provision of this Agreement shall be subject to such reasonable changes of construction as the Paying Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)      If a change in any Committed Currency occurs pursuant to any applicable Law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement will be amended to the extent determined by the Paying Agent (acting reasonably and in consultation with Timken) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

11.19	Governing Law; Jurisdiction, Etc.

(a)      GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)      SUBMISSION TO JURISDICTION. TIMKEN AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST TIMKEN OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)      WAIVER OF VENUE. TIMKEN, EACH OTHER LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)      SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.20	Waiver of Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.21	No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Timken acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers, and the Lenders are arm’s-length commercial transactions between Timken and its Affiliates, on the one hand, and the Agents, the Arrangers, and the Lenders, on the other hand, (B) Timken has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Timken is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Timken or any of its Affiliates, or any other Person and (B) neither the Agents, the Arrangers nor any Lender has any obligation to Timken or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Timken and its Affiliates, and neither the Agents, the Arrangers, nor any Lender has any obligation to disclose any of such interests to Timken or its Affiliates. To the fullest extent permitted by law, Timken hereby waives and releases any claims that it may have against the Agents, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.22	PATRIOT Act Notice.

Each Lender that is subject to the PATRIOT Act and each Co-Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Timken and the other Loan Parties that pursuant to the requirements of the PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Co-Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Borrower and the Loan Parties agree to, promptly following a request by the Co-Administrative Agents or any Lender, provide all such other documentation and information that the Co-Administrative Agents or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

11.23	Electronic Execution; Electronic Records; Counterparts.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of any Agent, the L/C Issuer or the Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, that, the foregoing, (a) to the extent any Agent, the L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

None of any Agent, the L/C Issuer or the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with any Agent’s, the L/C Issuer’s or the Swing Line Lender’s reliance on any Electronic

Signature transmitted by telecopy, emailed .pdf or any other electronic means). Each Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each Loan Party and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against any Lender Party and any Related Party for any liabilities arising solely from any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.24	Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a Guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	THE TIMKEN COMPANY, an Ohio corporation

	By:	/s/ Philip D. Fracassa
Name: Philip D Fracassa
Title: Executive Vice President and Chief Financial Officer

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CO-ADMINISTRATIVE AGENTS:	KEYBANK NATIONAL ASSOCIATION, as Co-Administrative Agent and Paying Agent

	By:	/s/ Michael G. Kousaie
Name: Michael G. Kousaie
Title: Vice President

BANK OF AMERICA, N.A., as Co-Administrative Agent

	By:	/s/ Michael Contreras
Name: Michael Contreras
Title: Director

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	KEYBANK NATIONAL ASSOCIATION, as L/C Issuer, Swing Line Lender and a Lender

	By:	/s/ Michael G. Kousaie
Name: Michael G. Kousaie
Title: Vice President

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael Contreras
Name: Michael Contreras
Title: Director

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Eric B. Bergeson
Name: Eric B. Bergeson
Title: Authorized Officer

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott A. Nolan
Name: Scott A. Nolan
Title: Senior Vice President

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Greg Strauss
Name: Greg Strauss
Title: Managing Director

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Linda Nuosci
Name: Linda Nuosci
Title: VP

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kyle Patterson
Name: Kyle Patterson
Title: Senior Vice President

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Rodney J Winters
Name: RODNEY J WINTERS
Title: VICE PRESIDENT

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender

By:	/s/ John Margetanski
Name: John Margetanski
Title: Director

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Alisa Buttar
Name: Alisa Buttar
Title: Vice President – Corporate Client Group Finance

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Shelly Yu
Name: Shelly Yu
Title: Director

THE TIMKEN COMPANY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ____________, _____

To:	KeyBank National Association, as Paying Agent

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co-Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender.

The undersigned hereby requests, on behalf of itself or, if applicable, such Designated Borrower referenced in item 6 below (select one):

☐	A Borrowing of [Revolving Credit Loans] [the Term Loan]
☐	A conversion or continuation of [Revolving Credit Loans] [the Term Loan]

1.	On _____________________ (a Business Day).

2.	In the amount of_________________________.

3.	Comprised of____________________________.
[Type	of Loan requested]

4.	Currency: (Dollars or a Committed Currency).

5.	For Term SOFR Loans or Committed Currency Term Rate Loans: with an Interest Period of ____ months.

6.	[For Timken.] or [On behalf of [name of applicable Designated Borrower].]

[The Committed Borrowing requested herein complies with the proviso in Section 2.01(b) of the Agreement.]1 [Timken hereby represents and warrants that the conditions set forth in Section 5.02(a) and (b) of the Credit Agreement will have been satisfied on and as of the date of the requested Credit Extension.]

1 In the case of Revolving Credit Borrowings.

THE TIMKEN COMPANY, an Ohio corporation

By:
Name:
Title:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: ____________, _____

To:	KeyBank National Association, as Paying Agent and Swing Line Lender

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co-Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On __________________ (a Business Day).

2.	In the amount of $____________________.

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

THE TIMKEN COMPANY, an Ohio corporation

By:
Name:
Title:

EXHIBIT C

FORM OF REVOLVING CREDIT NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to ________________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the unpaid principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Timken, the Designated Borrowers from time to time party thereto, the Lender, Bank of America, N.A. and KeyBank National Association, as Co-Administrative Agents, KeyBank National Association, as Paying Agent, each other lender from time to time party thereto, and KeyBank National Association, as L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Paying Agent for the account of the Lender in Dollars or the Committed Currency, as applicable, in which such Revolving Credit Loan is denominated in immediately available funds at the Paying Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Subsidiary Guaranty Agreement, if applicable [and the Timken Guaranty Agreement]. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[THE TIMKEN COMPANY][DESIGNATED BORROWER]

By:
Name:
Title:

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

☐ Check for distribution to public and private side Lenders

Financial Statement Date: _________

To: Each Agent and each Lender as defined in the Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co-Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies, in his/her capacity as a Responsible Officer and not in his/her individual capacity, as of the date hereof that he/she is the _________________________________________________ of Timken, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Agents and the Lenders on the behalf of Timken, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of Timken ended as of the above date, together with the report and opinion of an independent certified public accountant required by such Section. In lieu of attaching such year-end audited financial statements, to the extent such documents are filed with the SEC, the documents shall be deemed to have been delivered on the date on which Timken posts such documents on its website or on the SEC’s EDGAR system. Notwithstanding the foregoing, Timken shall deliver electronic copies of such documents to any Lender that requests Timken to deliver such electronic copies.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.         Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of Timken ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of Timken and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. In lieu of attaching such unaudited financial statements, to the extent such documents are filed with the SEC, the documents shall be deemed to have been delivered on the date on which Timken posts such documents on its website or on the SEC’s EDGAR system.

Notwithstanding the foregoing, Timken shall deliver electronic copies of such documents to any Lender that requests Timken to deliver such electronic copies.

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Timken during the accounting period covered by the attached financial statements.

3.         A review of the activities of Timken during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Timken performed and observed all its Obligations under the Loan Documents, and

[select one.]

[to the best knowledge of the undersigned during such fiscal period, Timken performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4.         The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _____________, ____________.

THE TIMKEN COMPANY, an Ohio corporation

By:
Name:
Title:

SCHEDULE 1

to the Compliance Certificate

Please see attached.

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

For the Quarter/Year ended _____________________ (“Statement Date”)

I.	Section 8.11(a) — Consolidated Net Leverage Ratio.

	A.	Consolidated EBITDA for such period.

		1.	Consolidated Net Income:	$

		2.	Consolidated Interest Charges (from Line II.B.1):	$

		3.	federal, state, local and foreign income taxes (provision for income taxes):	$

		4.	depreciation and amortization expense:	$

		5.	other non-recurring charges and expenses reducing Consolidated Net Income which do not represent a cash item in such period or any future period:	$

		6.	any losses realized upon Disposition of assets outside the ordinary course of business:	$

		7.	the aggregate amount of non-cash impairment, restructuring, reorganization, implementation, manufacturing rationalization and other special charges:	$

		8.	non-cash stock-based compensation expense:	$

		9.	all non-recurring material non-cash items increasing Consolidated Net Income:	$

		10.	any gains realized upon the Disposition of assets outside the ordinary course of business:	$

		11.	payments (net of expenses) received with respect to the United States – Continued Dumping and Subsidy Offset Act of 2000:	$

		12.	Consolidated EBITDA (Lines I.A.1 + I.A.2 + I.A.3 + I.A.4 + I.A.5 + I.A.6 + I.A.7 + I.A.8 - I.A.9 - I.A.10 - I.A.11):	$

	B.	Consolidated Funded Indebtedness.

		1.	the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Agreement) and all obligations evidenced by bonds,

		debentures, notes, loan agreements or other similar instruments (which amount, for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility):	$

	2.	all purchase money Indebtedness:	$

3.

all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (which amount, for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility):

$

4.

all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) earn-outs, hold-backs and other deferred payment of consideration in connection with Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of Timken and its Subsidiaries in accordance with GAAP):

$

	5.	Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations:	$

6.

without duplication, all Guarantees with respect to outstanding Indebtedness (other than Indebtedness that is contingent in nature) of the types specified in Lines I.B.1 through I.B.6 of Persons other than Timken or any Subsidiary:

$

7.

all Indebtedness of the types referred to in Lines I.B.1 through I.B.6 of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Timken or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Timken or such Subsidiary:

$

	8.	Consolidated Funded Indebtedness: Lines I.B.1 + I.B.2 + I.B.3 + I.B.4 + I.B.5 + I.B.6 + I.B.7:	$

C.	Unrestricted Cash in excess of $25,000,000 as of such date:

	1.	all Unrestricted Cash:	$

	2.	$25,000,000

	3.	Unrestricted Cash in excess of $25,000,000 (Line I.C.1 – Line I.C.2)	$

D.	Consolidated Net Leverage Ratio ((Line I.B.8 – Line I.C.3) ÷ Line I.A.12):		___ to 1.0

Maximum permitted: 3.50 to 1.0; provided that, following the consummation of a Qualified Acquisition and receipt by the Co-Administrative Agents of a Leverage Increase Notice, the Consolidated Net Leverage Ratio shall not be greater than 4.00 to 1.0 during such Leverage Increase Period; provided further that, after the occurrence of any Leverage Increase Period, the Consolidated Net Leverage Ratio shall be no greater than 3.50 to 1.0 as of the end of at least one fiscal quarter before a subsequent Leverage Increase Period may be permitted to commence.

II.	Section 8.11(b) — Consolidated Interest Coverage Ratio.

	A.	Consolidated EBITDA for such period (from Line I.A.12):	$

	B.	Consolidated Interest Charges

all interest, premium payments, debt discount, fees, charges and related expenses of Timken and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, net of interest income in accordance with GAAP:

$

	C.	Consolidated Interest Coverage Ratio (Line II.A. ÷ Line II.B.):	____ to 1.0

Minimum required: 3.00 to 1.0

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Paying Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guaranty and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	The Timken Company (“Timken”) and the Designated Borrowers from time to time party to the Credit Agreement (together with Timken, the “Borrowers” and each a “Borrower”)

4.	Paying Agent:	KeyBank National Association, as the paying agent under the Credit Agreement

5.	Credit Agreement:

The Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022, among the Borrowers, the Paying Agent, Bank of America, N.A. and KeyBank National Association, as Co-Administrative Agents, each lender from time to time party thereto, and KeyBank National Association, as L/C Issuer and Swing Line Lender.

1 Select as applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date: ][3]

Effective Date: ______________, 20_ [TO BE INSERTED BY THE PAYING AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

KEYBANK NATIONAL ASSOCIATION, as Paying Agent

By:
Title:

[Consented to:][5]

By:
Title:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

4 To be added only if the consent of the Paying Agent is required by the terms of the Credit Agreement.

5 To be added only if the consent of Timken and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX I TO ASSIGNMENT AND ASSUMPT1ON

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.          Representations and Warranties.

1.1      Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of Timken, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Timken, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.07(b)(v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender6, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.        Payments. From and after the Effective Date, the Paying Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Paying Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6 Language is consistent with LSTA.

3.        General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) dated as of __________, 20___ is by and among __________, a __________ (the “New Subsidiary”), and KeyBank National Association and Bank of America, N.A., as Co-Administrative Agents under that certain Fifth Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of December 5, 2022 among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Credit Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), the Co-Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and KeyBank National Association, as L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” under the Subsidiary Guaranty Agreement. Accordingly, the New Subsidiary hereby agrees as follows with the Co-Administrative Agents, for the benefit of the Lenders:

1.     The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Subsidiary Guaranty Agreement and a “Guarantor” for all purposes of the Subsidiary Guaranty Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Subsidiary Guaranty Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Subsidiary Guaranty Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors under the Subsidiary Guaranty Agreement, guarantees to each Lender and the Co-Administrative Agents, as provided in the Subsidiary Guaranty Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.        The Subsidiary hereby represents and warrants to the Agent that, as of the date hereof:

(a)        The New Subsidiary’s exact legal name and state of formation are as set forth on the signature pages hereto.

(b)        Schedule 1 hereto includes all Subsidiaries of the New Subsidiary, including the number of shares of outstanding Equity Interests and the percentage of such Equity Interests owned by the New Subsidiary.

3.     The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Co-Administrative Agents in writing.

4.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Schedule 1

Subsidiaries

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and each Co-Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY], a[n] [__________] [__________]

By:
Name:
Title:

Acknowledged and accepted:

KEYBANK NATIONAL ASSOCIATION, as Co-Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Co-Administrative Agent

By:
Name:
Title:

EXHIBIT G

FORM OF SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT (this “Guaranty”) dated as of [________ __, 20__] is given by the Material Subsidiaries of The Timken Company, an Ohio corporation (“Timken”), from time to time party hereto (each a “Guarantor” and collectively, the “Guarantors”), in favor of BANK OF AMERICA, N.A. and KEYBANK NATIONAL ASSOCIATION, in their capacities as co-administrative agents under the Credit Agreement (as defined below) (in such capacities, the “Co-Administrative Agents”), the Lenders and the holders of the Obligations.

W I T N E S S E T H

WHEREAS, pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, amended and restated, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Credit Agreement”) among Timken, any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Credit Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), the Lenders identified therein and the Co-Administrative Agents, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Guaranty is required pursuant to Section 7.12 of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.        Guaranty. Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Co-Administrative Agents as hereinafter provided, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

3.        Obligations Unconditional. The obligations of the Guarantors under this Guaranty are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Guaranty until such time as the Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(a)        at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)        any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(c)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)        any Lien granted to, or in favor of, the Co-Administrative Agents or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)        any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Co-Administrative Agents or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

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4.        Reinstatement. The obligations of the Guarantors under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Co-Administrative Agents and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Co-Administrative Agents or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

5.        Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 3 and through the exercise of rights of contribution pursuant to Section 7.

6.        Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Co-Administrative Agents and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02 of the Credit Agreement) for purposes of Section 2 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 2.

7.        Rights of Contribution. The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been Fully Satisfied.

8.        Guaranty of Payment: Continuing Guaranty. The guarantee in this Guaranty is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

9.        Keepwell. Each Loan Party that is a Qualified ECP Guarantor (as defined below) at the time this Guaranty becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (each such Loan Party, a “Specified Loan Party”) with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Guaranty voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 9 shall remain in full force and effect until the Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full. Each Loan Party intends this Section 9 to constitute, and this Section 9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified

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Loan Party for all purposes of the Commodity Exchange Act.

For the purposes of this Guaranty, “Qualified ECP Guarantor” means at any time each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

10.     Costs and Expenses. The terms of Section 11.04 of the Credit Agreement with respect to costs and expenses are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. The obligations of the Guarantors under the preceding sentence shall survive termination of this Guaranty.

11.          Representations and Warrantees. Each Guarantor hereby represents and warrants to the Co-Administrative Agent and the Lenders that each of the representations and warranties set forth in Article VI (other than Sections 6.05(c), 6.06 and 6.09) of the Credit Agreement that are applicable to such Guarantor are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or material adverse effect, it shall be true and correct in all respects as drafted) as of the date hereof and as of the date of each Credit Extension under the Credit Agreement.

12.        Covenants. So long as (i) any Lender shall have any Commitment under the Credit Agreement, (ii) any Loan or other Obligation under the Credit Agreement shall remain unpaid or unsatisfied, or (iii) any Letter of Credit shall remain outstanding, each Guarantor hereby agrees that it shall comply with the agreements and covenants set forth in the Credit Agreement (including Articles VII and VIII of the Credit Agreement) that are applicable to such Guarantor.

13.        Term of Guaranty. This Guaranty shall continue in full force and effect until the Obligations are paid in full (other than contingent indemnification obligations). This Guaranty covers the Obligations whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by the Lenders in stages or installments.

14.        Further Agreements. The Guarantors agree that neither any of the Co-Administrative Agents nor any other holder of the Obligations will have any obligation to investigate the financial condition or affairs of the Borrowers for the benefit of the Guarantors nor to advise the Guarantors of any fact respecting, or any change in, the financial condition or affairs of the Borrowers which might come to the knowledge of the Co-Administrative Agents or any holder of the Obligations at any time, whether or not such Co-Administrative Agent or such holder of the Obligations knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantors or might (or does) materially increase the risk of such Guarantor as Guarantor or might (or would) affect the willingness of such Guarantor to continue as the guarantor with respect to the Obligations.

15.        Additional Liability of Guarantors. If any Guarantor is or becomes liable for any indebtedness owing by the Borrowers to the Co-Administrative Agents or any holder of the Obligations by endorsement or otherwise other than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and such Guarantor’s liability hereunder shall not be in any manner impaired or reduced thereby.

16.        Cumulative Rights. All rights of the Co-Administrative Agents and the holders of the Obligations hereunder are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Co-Administrative

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Agents and without affecting or impairing the liability of the Guarantors.

17.        Successors and Assigns. This Guaranty shall be binding on and enforceable against the Guarantors and its successors and assigns; provided that the Guarantors may not assign or transfer any of its obligations hereunder except to the extent permitted by the Credit Agreement. This Guaranty is intended for and shall inure to the benefit of the Co-Administrative Agents and each holder of the Obligations, and each and every reference herein to “Co-Administrative Agent” shall include and refer to each and every successor or permitted assignee of the Co-Administrative Agents at any time holding or owning any part of or interest in any part of the Obligations. Each Guarantor expressly waives notice of transfer or assignment of all or any part of the Obligations or of the rights of the Co-Administrative Agents hereunder.

18.        Application of Payments. Payments received pursuant to this Guaranty shall be applied to the Obligations in the order set forth in Section 9.03 of the Credit Agreement.

19.     Modifications.   Subject to Section 11.01 of the Credit Agreement, this Guaranty and the provisions hereof may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the Guarantors and the Co-Administrative Agents.

20.       Notices. All notices required or permitted to be given under this Guaranty shall be in conformance with Section 11.02 of the Credit Agreement.

21.        Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)        THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)        EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY CO-ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CO-ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY GUARANTOR OR ANY

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OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)        EACH GUARANTOR, EACH AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)        EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)        EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

22.        Severability. If any provision of this Guaranty is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23.        Electronic Execution and Counterparts. This Guaranty may, if agreed by the Co-Administrative Agents, be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Guaranty may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Guaranty. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by the Co-Administrative Agents of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

24.        Acknowledgement Regarding Any Supported QFCs. The provisions and acknowledgements contained in Section 11.24 of the Credit Agreement are hereby incorporated into this Guaranty, mutatis mutandis.

6

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

GUARANTORS:

[______________]
[______________]

By:_________________________
Name:
Title:

[______________]
[______________]

By:_________________________
Name:
Title:

[______________]
[______________]

By:_________________________
Name:
Title:

Accepted and Agreed:

CO-ADMINISTRATIVE AGENTS:

KEYBANK NATIONAL ASSOCIATION, as Co-Administrative Agent

By:_________________________
Name:
Title:

BANK OF AMERICA, N.A., as Co-Administrative Agent

By:_________________________
Name:
Title:

EXHIBIT H

FORM OF TIMKEN GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) dated as of [________ __, 20__] is given by The Timken Company, an Ohio corporation (the “Guarantor”), in favor of BANK OF AMERICA, N.A. and KEYBANK NATIONAL ASSOCIATION, in their capacities as co-administrative agents under the Credit Agreement (as defined below) (in such capacities, the “Co-Administrative Agents”), the Lenders and the holders of the Designated Borrower Obligations.

W I T N E S S E T H

WHEREAS, pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, amended and restated, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Credit Agreement”) among the Guarantor, any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Credit Agreement (each such Subsidiary, a “Designated Borrower”), the Lenders identified therein and the Co-Administrative Agents, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Guaranty is required pursuant to Section 2.17 of the Credit Agreement, whereby the Guarantor shall guarantee the payment when due of all Designated Borrower Obligations; and

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.       Guaranty.  The Guarantor hereby guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Co-Administrative Agents as hereinafter provided, the prompt payment of the Designated Borrower Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if any of the Designated Borrower Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Designated Borrower Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of the Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

3.     Obligations Unconditional.  The obligations of the Guarantor under this Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Designated Borrower Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Designated Borrower or any other Loan Party for amounts paid under this Guaranty until such time as the Designated Borrower Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

(a)     at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Designated Borrower Obligations shall be extended, or such performance or compliance shall be waived;

(b)     any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(c)     the maturity of any of the Designated Borrower Obligations shall be accelerated, or any of the Designated Borrower Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Designated Borrower Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)     any Lien granted to, or in favor of, the Co-Administrative Agents or any Lender or Lenders as security for any of the Designated Borrower Obligations shall fail to attach or be perfected; or

(e)     any of the Designated Borrower Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Guarantor).

With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Co-Administrative Agents or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Designated Borrower Obligations.

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4.        Reinstatement. The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Designated Borrower Obligations is rescinded or must be otherwise restored by any holder of any of the Designated Borrower Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Co-Administrative Agents and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Co-Administrative Agents or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

5.        Certain Additional Waivers. The Guarantor agrees that it shall have no right of recourse to security for the Designated Borrower Obligations, except through the exercise of rights of subrogation pursuant to Section 3.

6.        Remedies. The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Co-Administrative Agents and the Lenders, on the other hand, the Designated Borrower Obligations may be declared to be forthwith due and payable as provided in Section 9.02 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02 of the Credit Agreement) for purposes of Section 2 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Designated Borrower Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Designated Borrower Obligations being deemed to have become automatically due and payable), the Designated Borrower Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 2.

7.        Guaranty of Payment: Continuing Guaranty. The guarantee in this Guaranty is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Designated Borrower Obligations whenever arising.

8.        Costs and Expenses. The terms of Section 11.04 of the Credit Agreement with respect to costs and expenses are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. The obligations of the Guarantor under the preceding sentence shall survive termination of this Guaranty.

9.        Covenants. So long as any Lender shall have any Commitment under the Credit Agreement or any Designated Borrower Obligations shall remain unpaid or unsatisfied, the Guarantor hereby agrees that it shall comply with the agreements and covenants set forth in the Credit Agreement (including Articles VII and VIII of the Credit Agreement) that are applicable to the Guarantor.

10.        Term of Guaranty. This Guaranty shall continue in full force and effect until the Designated Borrower Obligations are paid in full (other than contingent indemnification obligations). This Guaranty covers the Designated Borrower Obligations whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by the Lenders in stages or installments.

11.        Further Agreements. The Guarantor agrees that neither any of the Co-Administrative Agents nor any other holder of the Designated Borrower Obligations will have any obligation to investigate the financial condition or affairs of any Designated Borrower for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of

3

any Designated Borrower which might come to the knowledge of the Co-Administrative Agents or any holder of the Designated Borrower Obligations at any time, whether or not such Co-Administrative Agent or such holder of the Designated Borrower Obligations knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor or might (or does) materially increase the risk of the Guarantor as Guarantor or might (or would) affect the willingness of the Guarantor to continue as the guarantor with respect to the Designated Borrower Obligations.

12.        Additional Liability of Guarantor. If the Guarantor is or becomes liable for any indebtedness owing by any Designated Borrower to the Co-Administrative Agents or any holder of the Designated Borrower Obligations by endorsement or otherwise other than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and the Guarantor’s liability hereunder shall not be in any manner impaired or reduced thereby.

13.        Cumulative Rights. All rights of the Co-Administrative Agents and the holders of the Designated Borrower Obligations hereunder are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Co-Administrative Agents and without affecting or impairing the liability of the Guarantor.

14.        Successors and Assigns. This Guaranty shall be binding on and enforceable against the Guarantor and its successors and assigns; provided that the Guarantor may not assign or transfer any of its obligations hereunder except to the extent permitted by the Credit Agreement. This Guaranty is intended for and shall inure to the benefit of the Co-Administrative Agents and each holder of the Designated Borrower Obligations, and each and every reference herein to “Co-Administrative Agent” shall include and refer to each and every successor or permitted assignee of the Co-Administrative Agents at any time holding or owning any part of or interest in any part of the Designated Borrower Obligations. The Guarantor expressly waives notice of transfer or assignment of all or any part of the Designated Borrower Obligations or of the rights of the Co-Administrative Agents hereunder.

15.        Application of Payments. Payments received pursuant to this Guaranty shall be applied to the Designated Borrower Obligations in the order set forth in Section 9.03 of the Credit Agreement.

16.        Modifications. Subject to Section 11.01 of the Credit Agreement, this Guaranty and the provisions hereof may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and the Co-Administrative Agents.

17.        Notices. All notices required or permitted to be given under this Guaranty shall be in conformance with Section 11.02 of the Credit Agreement.

18.        Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)   THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)   THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR

4

OTHERWISE, AGAINST ANY CO-ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CO-ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST THE GUARANTOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)   THE GUARANTOR, EACH AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)   EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)   EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19.        Severability. If any provision of this Guaranty is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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20.        Electronic Execution and Counterparts. This Guaranty may, if agreed by the Co-Administrative Agents, be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Guaranty may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Guaranty. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by the Co-Administrative Agents of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

21.        Acknowledgement Regarding Any Supported QFCs. The provisions and acknowledgements contained in Section 11.24 of the Credit Agreement are hereby incorporated into this Guaranty, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

THE TIMKEN COMPANY, an Ohio corporation

By:
Name:
Title:

Accepted and Agreed:

CO-ADMINISTRATIVE AGENTS:

KEYBANK NATIONAL ASSOCIATION, as Co-Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Co-Administrative Agent

By:
Name:
Title:

EXHIBIT I

FORM OF DESIGNATED BORROWER

REQUEST AND ASSUMPTION AGREEMENT

Date: ___________, _____

To:	KeyBank National Association and Bank of America, N.A., as Co-Administrative Agents

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.17 of that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Credit Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co-Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

______________________ (the “Designated Borrower”) and Timken hereby confirms, represents and warrants to the Co-Administrative Agents and the Lenders that the Designated Borrower is a Subsidiary of the Company.

The documents required to be delivered to the Co-Administrative Agents under Section 2.17 of the Credit Agreement will be furnished to the Co-Administrative Agents in accordance with the requirements of the Credit Agreement.

The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had executed the Credit Agreement as a Designated Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor Timken on its behalf shall have any right to request any Loans for its account unless and until (i) the Co-Administrative Agents and Lenders agree in writing to the Designated Borrower becoming a Borrower under the Credit Agreement and (ii) the date five Business Days after the effective date designated by the

Co-Administrative Agents in a Designated Borrower Notice delivered to Timken and the Lenders pursuant to Section 2.17 of the Credit Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

THE TIMKEN COMPANY, an Ohio corporation

By:
Name:
Title:

EXHIBIT J

FORM OF DESIGNATED BORROWER NOTICE

Date: ___________, _____

To:	The Timken Company

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.17 of that that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Credit Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co-Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Co-Administrative Agents hereby notify Timken and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

KEYBANK NATIONAL ASSOCIATION, as Co-Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Co-Administrative Agent

By:
Name:
Title:

EXHIBIT K

FORM OF TERM NOTE

[___________], [____]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [_____________________] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the unpaid principal amount of each Term Loan from time to time made by the Lender to the Borrower under the Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Credit Agreement (each such Subsidiary, a “Designated Borrower”), Bank of America, N.A. and KeyBank National Association, as Co-Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto, and KeyBank National Association, as L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan made by the Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Paying Agent, for the account of the Lender at the Paying Agent’s Office in Dollars and in immediately available funds on the date specified in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement and the holder is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Subsidiary Guaranty Agreement, if applicable. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Each Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE TIMKEN COMPANY, an Ohio corporation

By:
Name:
Title:

EXHIBIT L-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Paying Agent and Timken with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Timken and the Paying Agent, and (2) the undersigned shall have at all times furnished Timken and the Paying Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __, 20[ ]

EXHIBIT L-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __, 20[ ]

EXHIBIT L-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __, 20[ ]

EXHIBIT L-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 5, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among The Timken Company, an Ohio corporation (“Timken”), any Subsidiary of Timken that becomes party thereto pursuant to Section 2.17 of the Agreement (each such Subsidiary, a “Designated Borrower” and, together with Timken, the “Borrowers” and each a “Borrower”), Bank of America, N.A. and KeyBank National Association, as Co Administrative Agents, KeyBank National Association, as Paying Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Paying Agent and Timken with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Timken and the Paying Agent, and (2) the undersigned shall have at all times furnished Timken and the Paying Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __, 20[ ]